UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
HENRY SCHEIN, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 28, 2009

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Henry Schein, Inc. (the “Company”), to be held at 9:00 a.m., on Thursday, May 28, 2009 at the Melville Marriott Long Island, 1350 Old Walt Whitman Road, Melville, New York 11747.

The Annual Meeting will be held for the following purposes:

1.	to consider the election of thirteen directors of the Company for terms expiring in 2010;
2.	to consider and act upon a proposal to amend the Company’s 1994 Stock Incentive Plan;
3.	to consider and act upon a proposal to amend the Company’s Section 162(m) Cash Bonus Plan;
4.	to consider the ratification of the selection of BDO Seidman, LLP (“BDO Seidman”) as the Company’s independent registered public accounting firm for the fiscal year ending December 26, 2009; and
5.	to transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Only stockholders of record at the close of business on April 6, 2009 are entitled to notice of and to vote at the meeting or any adjournments or postponements thereof.

The Company is pleased to take advantage of the Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their stockholders on the Internet. The Company believes the rules allow it to provide its stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting of Stockholders. Accordingly, stockholders of record at the close of business on April 6, 2009 will receive a Notice Regarding the Availability of Proxy Materials and may vote at the Annual Meeting and any adjournment or postponement of the meeting.

To assure your representation at the Annual Meeting, you are urged to cast your vote, as instructed in the Notice Regarding the Availability of Proxy Materials, over the Internet or by telephone as promptly as possible. You may also request a paper proxy card to submit your vote by mail, if you prefer. Any stockholder of record attending the Annual Meeting may vote in person, even if he or she has voted over the Internet, by telephone or returned a completed proxy card.

Whether or not you expect to attend the meeting in person, your vote is very important. Please cast your vote regardless of the number of shares you hold. I believe that you can be proud, excited and confident to be a stockholder of Henry Schein. I look forward to discussing our plans for the Company’s future at the Annual Meeting, and I hope to see you there.

STANLEY M. BERGMAN
Chairman and Chief Executive Officer

Melville, New York
April 16, 2009

PROXY STATEMENT
PROPOSAL 1 ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION COMMITTEE REPORT
EXECUTIVE AND DIRECTOR COMPENSATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
PROPOSAL 2 AMENDMENT TO HENRY SCHEIN, INC. 1994 STOCK INCENTIVE PLAN
PROPOSAL 3 AMENDMENT OF THE HENRY SCHEIN, INC. SECTION 162(m) CASH BONUS PLAN
PROPOSAL 4 RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
VOTING OF PROXIES AND OTHER MATTERS
ANNUAL REPORT ON FORM 10-K
STOCKHOLDER PROPOSALS
AMENDMENT NUMBER TWO TO THE HENRY SCHEIN, INC. 1994 STOCK INCENTIVE PLAN (As Amended and Restated Effective as of March 27, 2007)
AMENDMENT NUMBER THREE TO THE HENRY SCHEIN, INC. SECTION 162(m) CASH BONUS PLAN

HENRY SCHEIN, INC.
135 DURYEA ROAD
MELVILLE, NEW YORK 11747

PROXY STATEMENT

The Board of Directors of Henry Schein, Inc. (the “Company”) has fixed the close of business on April 6, 2009 as the record date for determining the holders of the Company’s common stock, par value $0.01, entitled to notice of, and to vote at, the 2009 Annual Meeting of Stockholders (the “Annual Meeting”). As of that date, 89,919,215 shares of common stock were outstanding, each of which entitles the holder of record to one vote. The Notice of Annual Meeting, this proxy statement and the form of proxy are being made available to stockholders of record of the Company on or about April 16, 2009. A copy of our 2008 Annual Report to Stockholders is being made available with this proxy statement, but is not incorporated herein by reference.

The presence, in person or by proxy, of the holders of a majority of the shares eligible to vote is necessary to constitute a quorum in connection with the transaction of business at the Annual Meeting. Abstentions and broker non-votes (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons eligible to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business.

Abstentions and broker non-votes will have no effect on the election of directors (Proposal 1), which is by plurality vote.

Abstentions will, in effect, be votes against the amendment to the Company’s 1994 Stock Incentive Plan (Proposal 2), against the amendment to the Company’s Section 162(m) Cash Bonus Plan (Proposal 3) and against the ratification of the selection of the independent registered public accounting firm (Proposal 4), as these items require the affirmative vote of a majority of the shares present and eligible to vote on such items. Broker non-votes will not be considered votes cast on Proposal 4 and the shares represented by broker non-votes with respect to this proposal will be considered present but not eligible to vote on this proposal.

We will pay all expenses of this proxy solicitation. In addition to this proxy solicitation, proxies may be solicited in person or by telephone or other means (including by our directors or employees without additional compensation). We will reimburse brokerage firms and other nominees, custodians and fiduciaries for costs incurred by them in distributing proxy materials to the beneficial owners of shares held of record by such persons.

If your shares of common stock are registered directly in your name with the Company’s transfer agent, you are considered, with respect to those shares, the stockholder of record. In accordance with rules and regulations adopted by the Securities and Exchange Commission, instead of mailing a printed copy of our proxy materials to each stockholder of record, we may furnish proxy materials to our stockholders on the Internet. If you received a Notice Regarding the Availability of Proxy Materials (the “Notice of Internet Availability”) by mail, you will not receive a printed copy of these proxy materials. Instead, the Notice of Internet Availability will instruct you as to how you may access and review all of the important information contained in these proxy materials. The Notice of Internet Availability also instructs you as to how you may submit your proxy on the Internet. If you received a Notice of Internet Availability by mail and would like to receive a printed copy of our proxy materials, including a proxy card, you should follow the instructions for requesting such materials included in the Notice of Internet Availability.

If your shares are held in an account at a brokerage firm, bank, broker-dealer or other similar organization, then you are the beneficial owner of shares held in “street name,” and the Notice of Internet Availability was forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account.

Shares of common stock held in a stockholder’s name as the stockholder of record may be voted in person at the Annual Meeting. Shares of common stock held beneficially in street name may be voted in person only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares.

Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the Annual Meeting. If you are a stockholder of record, you may vote by submitting a proxy electronically via the Internet, by telephone or if you have requested a paper copy of these proxy materials, by returning the proxy or voting instruction card. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, trustee or nominee.

Whether or not you are able to attend the Annual Meeting, you are urged to complete and return your proxy or voting instructions, which are being solicited by the Company’s Board of Directors and which will be voted as you direct on your proxy or voting instructions when properly completed. In the event no directions are specified, such proxies and voting instructions will be voted FOR the nominees for election to the Board of Directors, FOR the amendment to the Company’s 1994 Stock Incentive Plan, FOR the amendment to the Company’s 162(m) Cash Bonus Plan, FOR the ratification of BDO Seidman, LLP as the Company’s independent registered public accountants for the fiscal year ending December 26, 2009 and in the discretion of the proxy holders as to other matters that may properly come before the Annual Meeting.

You may revoke or change your proxy or voting instructions at any time before the Annual Meeting. To revoke your proxy, send a written notice of revocation or another signed proxy with a later date to the Corporate Secretary of the Company at Henry Schein, Inc., 135 Duryea Road, Melville, New York 11747 before the beginning of the Annual Meeting. You may also automatically revoke your proxy by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy. To revoke your voting instructions, submit new voting instructions to your broker, trustee or nominee; alternatively, if you have obtained a legal proxy from your broker or nominee giving you the right to vote your shares, you may attend the Annual Meeting and vote in person. All shares represented by a valid proxy received prior to the Annual Meeting will be voted.

PROPOSAL 1
ELECTION OF DIRECTORS

The Board of Directors has approved the thirteen persons named below as nominees for election at the Annual Meeting to serve as directors until the 2010 Annual Meeting of Stockholders and until their successors are elected and qualified. Directors will be elected by plurality vote. Any executed proxies returned to the Company will be voted for the election of all of such persons except to the extent the proxy is specifically marked to withhold such authority with respect to one or more of such persons. All of the nominees for director currently serve as directors and were elected by the stockholders at the 2008 Annual Meeting. All of the nominees have consented to be named and, if elected, to serve, except as otherwise noted below in the case of Dr. Hamburg. In the event that any of the nominees is unable or declines to serve as a director at the time of the Annual Meeting, the proxies may be voted in the discretion of the persons acting pursuant to the proxy for the election of other nominees. Set forth below is certain information, as of April 6, 2009, concerning the nominees:

Name	Age	Position

Barry J. Alperin	68	Director
Gerald A. Benjamin	56	Executive Vice President, Chief Administrative Officer, Director
Stanley M. Bergman	59	Chairman, Chief Executive Officer, Director
James P. Breslawski	55	President, Chief Operating Officer, Director
Paul Brons	67	Director
Margaret A. Hamburg, M.D.	53	Director
Donald J. Kabat	73	Director
Philip A. Laskawy	68	Director
Karyn Mashima	55	Director
Norman S. Matthews	76	Director
Mark E. Mlotek	53	Executive Vice President, Corporate Business Development, Director
Steven Paladino	52	Executive Vice President, Chief Financial Officer, Director
Louis W. Sullivan, M.D.	75	Director

BARRY J. ALPERIN has been a director since 1996. Mr. Alperin, a private consultant since 1995, served as Vice Chairman of Hasbro, Inc. from 1990 through 1995, as Co-Chief Operating Officer of Hasbro, Inc. from 1989 through 1990 and as Senior Vice President or Executive Vice President of Hasbro, Inc. from 1985 through 1989. Mr. Alperin served as a director of Seaman Furniture Company, Inc. from 1992 to 2001. He currently serves as a director of K’NEX Industries, Inc., The Hain Celestial Group, Inc. and K-Sea Transportation Partners L.P.

GERALD A. BENJAMIN has been our Executive Vice President and Chief Administrative Officer since 2000 and a director since 1994. Prior to holding his current position, Mr. Benjamin was Senior Vice President of Administration and Customer Satisfaction since 1993. Mr. Benjamin was Vice President of Distribution Operations from 1990 to 1992 and Director of Materials Management from 1988 to 1990. Before joining us in 1988, Mr. Benjamin was employed for thirteen years in various management positions at Estée Lauder, Inc., where his last position was Director of Materials Planning and Control.

STANLEY M. BERGMAN has been our Chairman and Chief Executive Officer since 1989 and a director since 1982. Mr. Bergman held the position of President of the Company from 1989 to 2005. Mr. Bergman held the position of Executive Vice President from 1985 to 1989 and Vice President of Finance and Administration from 1980 to 1985.

JAMES P. BRESLAWSKI has been our President and Chief Operating Officer since 2005 and a director since 1992. Mr. Breslawski held the position of Executive Vice President and President of U.S. Dental from 1990 to 2005, with primary responsibility for the North American Dental Group. Between 1980 and 1990, Mr. Breslawski held various positions with us, including Chief Financial Officer, Vice President of Finance and Administration and Corporate Controller.

PAUL BRONS has been a director since 2005. Between 1994 and 2002, Mr. Brons served as an executive board member of Akzo Nobel, N.V. From 1965 to 1994, Mr. Brons held various positions with Organon International BV, including President from 1983 to 1994 and Deputy President from 1979 to 1983. From 1975 to 1979, Mr. Brons served as the General Manager of the OTC operations of Chefaro. Both Organon and Chefaro operated within the Akzo Nobel group. Mr. Brons currently serves on the Board of Directors of Laboratorios Almirall S.A.

MARGARET A. HAMBURG, M.D. has been a director since 2003. Since 2005, Dr. Hamburg has served as Senior Scientist for the Nuclear Threat Initiative where she served as Vice President of Biological Programs from 2001 to 2004. From 1997 to 2001, Dr. Hamburg served as the Assistant Secretary for Planning and Evaluation, U.S. Department of Health and Human Services. From 1991 to 1997, Dr. Hamburg served as the Commissioner of Health for the City of New York. From 1988 to 1990, Dr. Hamburg held positions with the National Institute of Allergy & Infectious Diseases and the Office of Disease Prevention and Health Promotion, Office of the Assistant Secretary for Health, U.S. Department of Health and Human Services. On March 14, 2009, President Barack Obama nominated Dr. Hamburg as Commissioner of the Food and Drug Administration. On March 25, 2009 Dr. Hamburg’s nomination was sent to the United States Senate for confirmation. If Dr. Hamburg is confirmed, she has informed us that she intends to resign as a member of our Board of Directors.

DONALD J. KABAT has been a director since 1996. Mr. Kabat was the Chief Financial Officer of Central Park Skaters, Inc. from 1992 to 1995 and the President of D.J.K. Consulting Services, Inc. from 1995 to 2006. From 1970 to 1992, Mr. Kabat was a partner in Andersen Consulting (now known as Accenture, Ltd.). Mr. Kabat currently serves on the Board of Directors of Phoenix House Development Fund.

PHILIP A. LASKAWY has been a director since 2002. Mr. Laskawy joined the accounting firm of Ernst & Young LLP in 1961 and served as a partner in the firm from 1971 to 2001, when he retired. Mr. Laskawy served in various senior management positions at Ernst & Young including Chairman and Chief Executive Officer, to which he was appointed in 1994. Mr. Laskawy currently serves on the Board of Directors of Cap Gemini SA, General Motors Corporation and Loews Corporation and is the Non-Executive Chairman of Federal National Mortgage Association (Fannie Mae).

KARYN MASHIMA has been a director since 2008. Ms. Mashima, a private consultant, served as the Senior Vice President, Strategy and Technology of Avaya Inc. from 2000 to January 2009. Prior to holding such position at Avaya, Ms. Mashima held similar positions with the Enterprise Communications unit of Lucent Technologies and AT&T from 1994 to 2000. Ms. Mashima was Vice President of Marketing at Proteon Technologies, Inc. from 1993 to 1994 and Vice President of Marketing at Network Equipment Technologies, Inc. from 1990 to 1992. From 1984 to 1990, Ms. Mashima was Product and Marketing Manager at Hewlett-Packard Company. From 1981 to 1984, Ms. Mashima was employed at Xerox Corp., where her last position was Product Manager of Xerox’s Office Systems division.

NORMAN S. MATTHEWS has been a director since 2002. Since 1989, Mr. Matthews has worked as an independent consultant and venture capitalist. From 1978 to 1988, Mr. Matthews served in various senior management positions for Federated Department Stores, Inc., including President from 1987 to 1988. Mr. Matthews currently serves on the Board of Directors of The Progressive Corporation, Finlay Fine Jewelry Corporation and The Children’s Place Retail Stores, Inc.

MARK E. MLOTEK has been our Executive Vice President, Corporate Business Development since 2004 and was Senior Vice President of Corporate Business Development from 2000 to 2004. Prior to that, Mr. Mlotek was Vice President, General Counsel and Secretary from 1994 to 1999 and became a director in 1995. Prior to joining us, Mr. Mlotek was a partner in the law firm of Proskauer Rose LLP, our legal counsel, specializing in mergers and acquisitions, corporate reorganizations and tax law from 1989 to 1994.

STEVEN PALADINO has been our Executive Vice President and Chief Financial Officer since 2000. Prior to holding his current position, Mr. Paladino was Senior Vice President and Chief Financial Officer from 1993 to 2000 and has been a director since 1992. From 1990 to 1992, Mr. Paladino served as Vice President and Treasurer and from 1987 to 1990 served as Controller. Before joining us, Mr. Paladino was employed as a public accountant for seven years, most recently with the international accounting firm of BDO Seidman. Mr. Paladino is a certified public accountant.

LOUIS W. SULLIVAN, M.D. has been a director since 2003. Since 2002, Dr. Sullivan has been President Emeritus of Morehouse School of Medicine in Atlanta, Georgia. From 1993 to 2002, Dr. Sullivan was President of Morehouse School of Medicine. From 1989 to 1993, Dr. Sullivan served as U.S. Secretary of Health and Human Services. Dr. Sullivan currently serves on the Board of Directors of United Therapeutics Corporation, BioSante Pharmaceuticals, Inc. and Emergent BioSolutions Inc.

THE AFFIRMATIVE VOTE OF THE HOLDERS OF A PLURALITY OF THE OUTSTANDING SHARES OF COMMON STOCK PRESENT IN PERSON OR REPRESENTED BY PROXY AND ENTITLED TO VOTE ON THIS MATTER AT THE ANNUAL MEETING IS REQUIRED TO APPROVE THE PROPOSED NOMINEES FOR DIRECTOR. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSED NOMINEES FOR DIRECTOR.

CORPORATE GOVERNANCE

Board of Directors Meetings and Committees

During the fiscal year ended December 27, 2008 (“fiscal 2008”), the Board of Directors held six meetings. The Board of Directors has an Audit Committee, Compensation Committee, Nominating and Governance Committee and a Strategic Advisory Committee. During fiscal 2008, the Audit Committee held four meetings, the Compensation Committee held eight meetings, the Nominating and Governance Committee held three meetings and the Strategic Advisory Committee held four meetings. During fiscal 2008, each director attended 75% or more of the aggregate number of meetings of the Board of Directors and committees on which such directors served, other than Dr. Hamburg (who attended seven of ten, or 70% of the aggregate number of Board of Directors’ and committee meetings on which she served). Each of the committees of the Board of Directors acts pursuant to a separate written charter adopted by the Board of Directors.

Independent Directors

The Board of Directors has affirmatively determined that Messrs. Alperin, Brons, Kabat, Laskawy and Matthews, Ms. Mashima and Drs. Hamburg and Sullivan are “independent,” as defined under Rule 5605(a)(2) of The Nasdaq Stock Market (“Nasdaq”). In determining Ms. Mashima’s independence, the Board of Directors considered her significant other’s employment with the Company’s independent registered public accounting firm. He is a non-audit principal of such firm.

Independent directors, as defined under Nasdaq’s Rule 5605(a)(2), meet at regularly scheduled executive sessions without members of Company management present.

Audit Committee

The Audit Committee currently consists of Messrs. Kabat (Chairman), Alperin and Laskawy. All of the members of the Audit Committee are independent directors as defined under Nasdaq’s Rule 5605(a)(2). The Board of Directors has determined that each of the members of the Audit Committee are “audit committee financial experts,” as defined under the rules of the Securities and Exchange Commission (“SEC”) and, as such, each satisfy the requirements of Nasdaq’s Rule 5605(c)(2)(A).

The Audit Committee oversees (i) our accounting and financial reporting processes, (ii) our audits and (iii) the integrity of our financial statements on behalf of the Board of Directors, including the review of our consolidated financial statements and the adequacy of our internal controls. In fulfilling its responsibility, the Audit Committee has direct and sole responsibility, subject to stockholder approval, for the appointment, compensation, oversight and termination of the independent registered public accounting firm for the purpose of preparing or issuing an audit report or related work. Additionally, the Audit Committee oversees those aspects of risk management and legal and regulatory compliance monitoring processes, which may impact our financial reporting. The Audit Committee meets at least four times each year and periodically meets separately with our management, internal auditor and the independent registered public accounting firm to discuss the results of their audit or review of the Company’s consolidated financial statements, their evaluation of our internal controls, the overall quality of the Company’s financial reporting, our critical accounting policies and to review and approve any related party transactions. We maintain procedures for the receipt, retention and the handling of complaints, which the Audit Committee established. The Audit Committee operates under a charter available on our Internet website at www.henryschein.com, under the Corporate Information-Corporate Governance caption.

Compensation Committee

The Compensation Committee currently consists of Messrs. Alperin (Chairman), Kabat and Matthews. The Compensation Committee reviews and approves (i) all incentive and equity-based compensation plans in which officers or employees may participate, (ii) the Company’s employee and executive benefits plans, and all related policies, programs and practices and (iii) arrangements with executive officers relating to their employment relationships with the Company, including, without limitation, employment agreements, severance agreements, supplemental pension or savings arrangements, change in control agreements and restrictive covenants. In addition, the Compensation Committee has overall responsibility for evaluating and approving the Company’s compensation and benefit plans, policies and programs. Each member of the Compensation Committee is an independent director as defined under Nasdaq’s Rule 5605(a)(2), “non-employee director” as defined under the SEC’s rules and “outside director” as defined under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Compensation Committee may form subcommittees, consisting of members of the committee, and delegate authority to such subcommittees as it deems appropriate. The Compensation Committee operates under a charter available on our Internet website at www.henryschein.com, under the Corporate Information-Corporate Governance caption.

Use of Outside Advisors

In making its determinations with respect to executive compensation, the Compensation Committee has historically engaged the services of an independent compensation consultant, Pearl Meyer & Partners. Pearl Meyer & Partners has also assisted the Compensation Committee with several special projects, including advice on director compensation and the Company’s Long-Term Incentive Program (“LTIP”).

The Compensation Committee retains Pearl Meyer & Partners directly, although in carrying out assignments, Pearl Meyer & Partners also interacts with Company management when necessary and appropriate in order to obtain compensation and performance data for the executives and the Company. In addition, Pearl Meyer & Partners may, in its discretion, seek input and feedback from management regarding its consulting work product prior to presentation to the Compensation Committee in order to confirm alignment with the Company’s business strategy, identify data questions or other similar issues, if any, prior to presentation to the Compensation Committee.

The Compensation Committee annually reviews competitive compensation data prepared by Towers Perrin, a human resources consulting firm which provides a number of services to the Company.

The Compensation Committee has the authority to retain, terminate and set the terms of its relationship with any outside advisors who assist the Committee in carrying out its responsibilities.

Nominating and Governance Committee

The Nominating and Governance Committee currently consists of Messrs. Laskawy (Chairman) and Alperin and Dr. Sullivan. The purpose of the Nominating and Governance Committee is to identify individuals qualified to become Board of Directors members, recommend to the Board of Directors the persons to be nominated by the Board of Directors for election as directors at the annual meeting of stockholders, determine the criteria for selecting new directors and oversee the evaluation of the Board of Directors and management. In addition, the Nominating and Governance Committee reviews and reassesses our corporate governance procedures and practices and recommends any proposed changes to the Board of Directors for its consideration. All of the members of the Nominating and Governance Committee are independent directors as defined under Nasdaq’s Rule 5605(a)(2). The Nominating and Governance Committee operates under a charter available on the Company’s Internet website at www.henryschein.com, under the Corporate Information-Corporate Governance caption.

The Nominating and Governance Committee will consider for nomination to the Board of Directors candidates suggested by stockholders, provided that such recommendations are delivered to the Company, together with the information required to be filed in a proxy statement with the SEC regarding director nominees and each such nominee’s consent to serve as a director if elected, no later than the deadline for submission of stockholder proposals. Our policy is to consider nominations to the Board of Directors from stockholders who comply with the procedures set forth in the Company’s Amended and Restated Certificate of Incorporation, as amended, for nominations at the Company’s Annual Meeting of Stockholders and to consider such nominations using the same criteria it applies to evaluate nominees recommended by other sources. To date, we have not received any recommendations from stockholders requesting that the Nominating and Governance Committee consider a candidate for inclusion among the Committee’s slate of nominees in the Company’s proxy statement.

In evaluating director nominees, the Nominating and Governance Committee currently considers the following factors:

•	the needs of the Company with respect to the particular talents, expertise and diversity of its directors;

•	the knowledge, skills, reputation and experience of nominees, including experience in business or finance, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board of Directors;

•	familiarity with businesses similar or analogous to the Company; and

•	experience with accounting rules and practices, and corporate governance principles.

The Nominating and Governance Committee may also consider such other factors that it deems are in the best interests of the Company and its stockholders.

The Nominating and Governance Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board of Directors with skills and experience that are relevant to the Company’s business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board of Directors with that of obtaining a new perspective. If any member of the Board of Directors does not wish to continue in service or if the Nominating and Governance Committee or the Board of Directors decides not to re-nominate a member for re-election, the Nominating and Governance Committee identifies the desired skills and experience of a new nominee, and discusses with the Board of Directors suggestions as to individuals that meet the criteria. In addition, the Nominating and Governance Committee has the authority to retain third party search firms to evaluate or assist in identifying or evaluating potential nominees.

With the goal of increasing the effectiveness of the Board of Directors and its relationship to management, the Nominating and Governance Committee evaluates the Board of Director’s performance as a whole. The evaluation process, which occurs at least annually, includes a survey of the individual views of all directors, which are then shared with the full Board of Directors. In addition, each of the committees performs a similar annual self-evaluation.

Strategic Advisory Committee

The Strategic Advisory Committee currently consists of Messrs. Matthews (Chairman), Brons and Laskawy and Drs. Hamburg and Sullivan and Ms. Mashima. The purpose of the Strategic Advisory Committee is to provide advice to the Board of Directors and to our management regarding the monitoring and implementation of our corporate strategic plan, as well as general strategic planning. All of the members of the Strategic Advisory Committee are independent directors as defined under Nasdaq’s Rule 5605(a)(2). The Strategic Advisory Committee operates under a charter available on our Internet website at www.henryschein.com, under the Corporate Information-Corporate Governance caption.

Stockholder Communications

Stockholders who wish to communicate with the Board of Directors may do so by writing to the Corporate Secretary of the Company at Henry Schein, Inc., 135 Duryea Road, Melville, New York 11747. The office of the Corporate Secretary will receive the correspondence and forward it to the Chairman of the Nominating and Governance Committee or to any individual director or directors to whom the communication is directed, unless the communication is unduly hostile, threatening, illegal, does not reasonably relate to the Company or its business or is similarly inappropriate.

Our policy is to encourage our Board of Directors members to attend the Annual Meeting of Stockholders, and all of our directors standing for election attended the 2008 Annual Meeting of Stockholders.

Corporate Governance Guidelines

The Board of Directors has adopted Corporate Governance Guidelines, a copy of which is available on our Internet website at www.henryschein.com, under the Corporate Information-Corporate Governance caption. Our Corporate Governance Guidelines address topics such as (i) role of the Board of Directors, (ii) director responsibilities, (iii) Board of Directors composition, (iv) definition of independence, (v) committees, (vi) selection of Board of Directors nominees, (vii) orientation and continuing education of directors, (viii) executive session of independent directors, (ix) management development and succession planning, (x) Board of Directors compensation, (xi) attendance of directors at the Annual Meeting of Stockholders, (xii) Board of Directors access to management and independent advisors, (xiii) annual evaluation of Board of Directors and committees, (xiv) submission of director resignations and (xv) communicating with the Board of Directors.

Among other things, the Company’s Corporate Governance Guidelines provide that it is the Board of Directors’ policy to periodically review issues related to the selection and performance of the Chief Executive Officer. At least annually, the Chief Executive Officer must report to the Board of Directors on the Company’s program for management development and on succession planning. In addition, the Board of Directors and Chief Executive Officer shall periodically discuss the Chief Executive Officer’s recommendations as to a successor in the event of the sudden resignation, retirement or disability of the Chief Executive Officer.

The Company’s Corporate Governance Guidelines also provide that it is the Board of Directors’ policy that, in light of the increased oversight and regulatory demands facing directors, directors must be able to devote sufficient time to carrying out their duties and responsibilities effectively. Accordingly, directors should not serve on more than five other boards of public companies in addition to the Company’s Board of Directors.

Code of Business Conduct and Ethics

In addition to our Worldwide Business Standards applicable to all employees, we have adopted a Code of Business Conduct and Ethics that applies to our Chief Executive Officer, Chief Financial Officer, Controller (if any) and Vice President of Corporate Finance (if any) or persons performing similar functions. The Code of Business Conduct and Ethics is posted on our Internet website at www.henryschein.com, under the Corporate Information-Corporate Governance caption. We intend to disclose on our website any amendment to, or waiver of, a provision of the Code of Business Conduct and Ethics that applies to the Chief Executive Officer, Chief Financial Officer, Controller (if any), and Vice President of Corporate Finance (if any) or persons performing similar functions.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents certain information regarding beneficial ownership of our common stock as of April 6, 2009 by (i) each person we know is the beneficial owner of more than 5% of the outstanding shares of common stock, (ii) each director of the Company, (iii) each nominee for director of the Company, (iv) our Chief Executive Officer, our Chief Financial Officer and each of the other three most highly paid executive officers serving as of December 27, 2008 (the “Named Executive Officers”) and (v) all directors and executive officers as a group.

	Shares Beneficially Owned
		Percent of
Names and Addresses[1]	Number	Class
Barry J. Alperin[2]	109,667	*
Gerald A. Benjamin[3]	188,295	*
Stanley M. Bergman[4]	1,190,610	1.3%
James P. Breslawski[5]	390,483	*
Paul Brons[6]	26,221	*
Margaret A. Hamburg, M.D.[7]	74,731	*
Donald J. Kabat[8]	102,062	*
Stanley Komaroff[9]	187,673	*
Philip A. Laskawy[10]	94,655	*
Karyn Mashima[11]	4,055	*
Norman S. Matthews[12]	110,628	*
Mark E. Mlotek[13]	166,289	*
Steven Paladino[14]	333,977	*
Louis W. Sullivan, M.D.[15]	71,298	*
FMR LLC[16]	7,756,283	8.7%
T. Rowe Price Associates, Inc.[17]	11,944,822	13.0%
Directors and Executive Officers as a Group (18 persons)[18]	3,560,829	4.0%

* Represents less than 1%.

1 Unless otherwise indicated, the address for each person is c/o Henry Schein, Inc., 135 Duryea Road, Melville, New York 11747.

2 Represents (i) 4,000 shares owned directly and over which he has sole voting and dispositive power, (ii) 5,851 shares of restricted common stock, (iii) outstanding options to purchase 97,721 shares that either are exercisable or will become exercisable within 60 days and (iv) 2,095 shares of the Company held in his Non-Employee Director Deferred Compensation Plan account.

3 Represents (i) 12,435 shares owned directly and over which he has sole voting and dispositive power, (ii) 30,441 shares of restricted common stock, (iii) outstanding options to purchase 142,770 shares that either are exercisable or will become exercisable within 60 days and (iv) 2,649 shares of the Company held in a 401(k) Plan account.

4 Represents (i) 21,260 shares that Mr. Bergman owns directly and over which he has sole voting and dispositive power, (ii) 47,904 shares of restricted common stock, (iii) outstanding options to purchase 55,062 shares that either are exercisable or will become exercisable within 60 days, (iv) 4,108 shares of the Company held in a 401(k) Plan account, (v) 1,056,461 shares over which Marion Bergman, Mr. Bergman’s wife, and Lawrence O. Sneag have shared voting and dispositive power as co-trustees of the Stanley M. Bergman Continuing Trust dated September 15, 1994, (vi) 5,392 shares over which Mr. Bergman’s sons have shared voting and dispositive power as trustees of a trust for the benefit of a third party, wherein Mr. Bergman is the grantor and (vii) 423 shares owned indirectly by Mr. Bergman’s wife over which Mr. Bergman has shared voting and dispositive power. Mr. Bergman disclaims beneficial ownership with respect to the 5,392 shares held in trust by his sons for the benefit of a third party.

5 Represents (i) 107,517 shares owned directly and over which he has sole voting and dispositive power, (ii) 36,681 shares of restricted common stock, (iii) outstanding options to purchase 243,071 shares that either are exercisable or will become exercisable within 60 days and (iv) 3,214 shares of the Company held in a 401(k) Plan account.

6 Represents (i) 500 shares owned directly and over which he has sole voting and dispositive power and (ii) outstanding options to purchase 25,721 shares that either are exercisable or will become exercisable within 60 days.

7 Represents (i) 1,000 shares owned directly and over which she has sole voting and dispositive power, (ii) 5,851 shares of restricted common stock, (iii) outstanding options to purchase 60,721 shares that either are exercisable or will become exercisable within 60 days and (iv) 7,159 shares of the Company held in her Non-Employee Director Deferred Compensation Plan account.

8 Represents (i) 5,851 shares of restricted common stock, (ii) 2,000 shares held indirectly over which Mr. Kabat and his wife are co-trustees for the benefit of his wife and over which Mr. Kabat has shared voting and dispositive power, (iii) outstanding options to purchase 92,721 shares that either are exercisable or will become exercisable within 60 days and (iv) 1,490 shares of the Company held in his Non-Employee Director Deferred Compensation Plan account.

9 Represents (i) 6,316 shares owned directly and over which he has sole voting and dispositive power, (ii) 30,441 shares of restricted common stock, (iii) outstanding options to purchase 150,795 shares that either are exercisable or will become exercisable within 60 days and (iv) 121 shares of the Company held in a 401(k) Plan account.

10 Represents (i) 5,851 shares of restricted common stock, (ii) 4,000 shares owned indirectly by Mr. Laskawy’s wife over which he has shared voting and dispositive power, (iii) outstanding options to purchase 75,721 shares that either are exercisable or will become exercisable within 60 days, and (iv) 9,083 shares of the Company held in his Non-Employee Director Deferred Compensation Plan account.

11 Represents (i) 550 shares owned directly and over which she has sole voting and dispositive power, (ii) 2,003 shares of restricted common stock and (iii) 1,502 shares of the Company held in her Non-Employee Director Deferred Compensation Plan account.

12 Represents (i) 10,000 shares owned directly and over which he has sole voting and dispositive power, (ii) 5,851 shares of restricted common stock, (iii) 9,400 shares owned indirectly by Mr. Matthews’ wife, Peter Banks and Harold Tanner as trustees of a trust for the benefit of Mr. Matthews’ wife over which he has shared voting and dispositive power, (iv) outstanding options to purchase 75,721 shares that either are exercisable or will become exercisable within 60 days and (v) 9,656 shares of the Company held in his Non-Employee Director Deferred Compensation Plan account.

13 Represents (i) 6,116 shares owned directly and over which he has sole voting and dispositive power, (ii) 30,441 shares of restricted common stock, (iii) 800 shares owned indirectly by Mr. Mlotek’s children over which he has shared voting and dispositive power, (iv) options to purchase 127,080 shares that either are exercisable or will become exercisable within 60 days and (v) 1,852 shares of the Company held in a 401(k) Plan account.

14 Represents (i) 18,836 shares owned directly and over which he has sole voting and dispositive power, (ii) 30,441 shares of restricted common stock, (iii) outstanding options to purchase 281,595 shares that either are exercisable or will become exercisable within 60 days and (iv) 3,105 shares of the Company held in a 401(k) Plan account.

15 Represents (i) 500 shares owned directly and over which he has sole voting and dispositive power, (ii) 5,851 shares of restricted common stock, (iii) outstanding options to purchase 60,221 shares that either are exercisable or will become exercisable within 60 days and (iv) 4,726 shares of the Company held in his Non-Employee Director Deferred Compensation Plan account.

16 The principal office of FMR LLC is 82 Devonshire Street, Boston, Massachusetts 02109. The foregoing information regarding the stock holdings of FMR LLC and its affiliates is based on an amended Schedule 13G filed by FMR LLC with the SEC on February 17, 2009.

17 The principal office of T. Rowe Price Associates, Inc. (“Price Associates”) is 100 East Pratt Street, Baltimore, Maryland 21202. These securities are owned by various individual and institutional investors which Price Associates serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, as amended, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. The foregoing information regarding the stock holdings of Price Associates and its affiliates is based on an amended Schedule 13G filed by Price Associates with the SEC on February 12, 2009.

18 Includes (i) with respect to all directors and Named Executive Officers, (a) 1,510,424 shares, directly or indirectly, beneficially owned, including restricted common stock, (b) 50,760 shares of the Company held in 401(k) Plan accounts and in Non-Employee Director Deferred Compensation Plan accounts, as applicable and (c) options to purchase 1,488,920 shares that either are exercisable or will become exercisable within 60 days; and (ii) with respect to all executive officers that are not Named Executive Officers or directors, (a) 122,325 shares, directly or indirectly, beneficially owned, including restricted common stock, (b) 6,664 shares of the Company held in 401(k) Plan accounts and (c) options to purchase 381,736 shares that either are exercisable or will become exercisable within 60 days.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Our executive officers and directors are required under the Securities Exchange Act of 1934 (the “Exchange Act”) to file reports of ownership of common stock of the Company with the SEC. Copies of those reports must also be furnished to the Company. Based solely on a review of the copies of reports furnished to the Company and written representations that no other reports were required, the Company believes that during fiscal 2008 the executive officers and directors of the Company timely complied with all applicable filing requirements, except that Mr. Michael Racioppi and Mr. Benjamin each filed one late Form 4 with respect to the sale of shares of Company common stock held in their 401(k) Plan accounts, respectively, and Ms. Mashima filed one late Form 4 with respect to a grant of stock options and restricted stock awarded to her by the Company in connection with her election as a member of the Board of Directors.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Objectives and Strategy

The Company’s executive officer compensation program is designed to attract and retain the caliber of officers needed to ensure the Company’s continued growth and profitability and to reward them for their performance, the Company’s performance and for creating long term value for stockholders. The primary objectives of the program are to:

•	align rewards with performance that creates stockholder value;

•	support the Company’s strong team orientation;

•	encourage high potential team players to build a career at the Company; and

•	provide rewards that are cost-efficient, competitive with other organizations and fair to employees and stockholders.

The Company’s executive compensation programs are approved and administered by the Compensation Committee of the Board of Directors. Working with management and outside advisors, the Compensation Committee has developed a compensation and benefits strategy that rewards performance and behaviors and reinforces a culture that the Compensation Committee believes will drive long-term success.

The compensation program rewards team accomplishments while promoting individual accountability. The executive officer compensation program depends, in significant measure, on Company results, but business unit results and individual accomplishments are also very important factors in determining each executive’s compensation. The Company has a robust planning and goal-setting process that is fully integrated into the compensation system, enhancing a strong relationship between individual efforts, Company results, and financial rewards.

A major portion of total compensation is placed at risk through annual and long-term incentives. As shown in the Summary Compensation Table, in 2008 the sum of restricted stock awards, options, non-equity incentive plan compensation (annual incentive awards), and bonus, if any, represented between 62% and 69% of the total compensation for the Named Executive Officers. The combination of incentives is designed to balance annual operating objectives and Company earnings performance with longer-term stockholder value creation.

We seek to provide competitive compensation that is commensurate with performance. We target compensation at the median of the market, and calibrate both annual and long-term incentive opportunities to generate less-than-median awards when goals are not fully achieved and greater-than-median awards when goals are exceeded.

We seek to promote a long-term commitment to the Company by our senior executives. We believe that there is great value to the Company in having a team of long-tenure, seasoned managers. Our team-focused culture and management processes are designed to foster this commitment. The vesting schedules attached to restricted stock and option awards reinforce this long-term orientation.

Role of the Compensation Committee

General

The Compensation Committee provides overall guidance for our executive compensation policies and determines the amounts and elements of compensation for our executive officers. The Compensation Committee’s function is more fully described in its charter which has been approved by our Board of Directors. The charter is available on our Internet website at www.henryschein.com, under the Corporate Information-Corporate Governance caption.

When considering decisions concerning the compensation of our executive officers, other than the Chief Executive Officer, the Compensation Committee asks for Mr. Bergman’s recommendations, including his detailed evaluation of each executive’s performance. When considering decisions concerning the compensation of our outside directors, the Compensation Committee reviews management’s recommendation before making its own determination.

Use of Outside Advisors

In making its determinations with respect to executive compensation, the Compensation Committee has historically engaged the services of Pearl Meyer & Partners, an independent compensation consultant. In addition, the Compensation Committee annually reviews competitive compensation data prepared by Towers Perrin, an independent human resources consulting firm which provides a number of services to the Company.

Compensation Structure

Pay Elements – Overview

The Company utilizes four main components of compensation:

•	Base Salary – fixed pay that takes into account an individual’s role and responsibilities, experience, expertise and individual performance;

•	Annual Incentive Compensation – variable pay that is designed to reward attainment of annual business goals, with target award goals generally expressed as a percentage of base salary;

•	Equity-Based Awards – stock-based awards including options, restricted stock and restricted stock units; and

•	Other Benefits and Perquisites – includes medical, dental and life insurance benefits, retirement savings, car allowances and, in the case of Mr. Bergman, certain additional services.

Pay Elements – Details

Base Salary

The Compensation Committee annually reviews executive officer salaries and makes adjustments as warranted based on individual responsibilities and performance, Company performance in light of market conditions and competitive practice. Salary adjustments are generally approved and implemented during the first quarter of the calendar year. For 2008, salary adjustments for the Named Executive Officers were as follows: Mr. Breslawki from $535,613 to $600,000, Mr. Paladino from $416,665 to $475,000, Mr. Mlotek from $412,738 to $475,000, Mr. Komaroff from $414,235 to $475,000 and Mr. Bergman from $1,035,000 to $1,150,000. In determining 2008 compensation for the Named Executive Officers, the Compensation Committee reviewed two competitive compensation analyses prepared by Towers Perrin (an analysis of competitive data for companies with revenues between $4 billion and $8 billion and a peer group analysis). (See “Pay Levels and Benchmarking” set forth below for a list of the peer group members.) Based on such review, the Compensation Committee determined that the Named Executive Officers’ total direct compensation (base salary, annual incentive compensation and equity-based awards) was below the median (the target at which the Compensation Committee sets executive officers’ total direct compensation). The Compensation Committee therefore made an adjustment to the Named Executive Officers’ base salaries to bring 2008 base salaries and 2008 total direct compensation in line with the median of the competitive market. In January 2009, in light of current economic conditions, the Company announced a salary freeze for all employees (except in connection with certain promotions and contractual obligations), including the Named Executive Officers, for the fiscal year 2009. (See “Compensation Structure—Pay Elements Details—Changes in Pay Elements for 2009”.)

Annual Incentive Compensation

Annual incentive compensation for each of the Company’s executive officers is paid under the Performance Incentive Plan (“PIP”) for such year. The components of the PIP are designed to reward the achievement of pre-established corporate, business unit and individual performance goals. At the beginning of each year, the Chief Executive Officer recommends to the Compensation Committee which executive officers should participate in the PIP for that year and, following review and approval by the Compensation Committee, such officers are notified of their participation. The Chief Executive Officer recommends to the Compensation Committee the PIP’s performance goals and target payout for executive officers (other than himself), subject to the Compensation Committee’s review and approval, and determines such goals and target payout for participants who are not executive officers.

PIP awards for 2008 performance for the Named Executive Officers were established at the beginning of 2008. For the Named Executive Officers (other than Mr. Bergman), the performance goals under the 2008 PIP were based on (i) the Company’s 2008 earnings per share measured against pre-established standards, as may be adjusted pursuant to the terms of the 2008 PIP (the “2008 EPS Target”), (ii) achievement of financial goals in their respective business units (“Business Financial Goal”) and (iii) achievement of individual objectives (“Individual Performance Goal”). In adjusting the Named Executive Officers’ total direct compensation to bring it in line with the median of the competitive market (the target at which the Compensation Committee sets executive officers’ total direct compensation), the target awards under the 2008 PIP as a percentage of 2008 base salary for the Named Executive Officers (other than Mr. Bergman) increased by an average of 6% over target awards under the 2007 PIP as a percentage of 2007 base salary.

The weight (as a percentage of the PIP target payout) for each component of the PIP awards for Messrs. Breslawski, Komaroff, Paladino and Mlotek are as follows:

•	Mr. Breslawski: Business Financial Goal of 55%; 2008 EPS Target of 30% and Individual Performance Goal of 15%;

•	Mr. Komaroff: Business Financial Goal of 10%; 2008 EPS Target of 50% and Individual Performance Goal of 40%;

•	Mr. Paladino: Business Financial Goal of 20%; 2008 EPS Target of 60% and Individual Performance Goal of 20%; and

•	Mr. Mlotek: Business Financial Goal of 10%; 2008 EPS Target of 50% and Individual Performance Goal of 40%.

In March 2008, the Compensation Committee set the 2008 EPS Target at $2.96, representing the target goal designed to result in a PIP award payout equal to 100%. Pursuant to the 2008 PIP, the Compensation Committee may (i) adjust the PIP goals for acquisitions and new business ventures not initially considered when developing the target, (ii) exclude from the calculation of the 2008 EPS items of gain, loss or expense related to the disposal of a business or discontinued operations, capital transactions undertaken by the Company during the fiscal year, the Company’s repurchase of any class of its securities during the fiscal year or changes in accounting principles or changes in applicable law or regulations and (iii) adjust the EPS target for items resulting from unforeseen events or facts and circumstances outside the Company’s control and may take into account the quality of earnings and/or circumstances of achievement when determining awards. Also, the Compensation Committee or the CEO (solely with respect to non-executive officers) may award all or a portion of a PIP award (i) upon the attainment of any goals (including the applicable predefined goals) or (ii) regardless of whether the applicable predefined goals are attained. To account for the impact of the Company’s stock buyback program, acquisitions and certain capital transactions that occurred in 2008, the Compensation Committee increased the 2008 EPS Target from $2.96 to $3.00. Our 2008 EPS from continuing operations was $2.75, which included the effects of an $0.18 per share charge the Company incurred in 2008 for restructuring costs. The Compensation Committee considered this charge when evaluating whether the 2008 EPS target was achieved and adjusted EPS from continuing operations to $2.93, which resulted in a payout of 95% of PIP target based on a pre-established weighted formula set by the Compensation Committee under the 2008 PIP.

The Compensation Committee believes that the Business Financial Goal and Individual Performance Goal are designed to motivate management to achieve challenging, but attainable goals for talented executives. Achievement of these targets is substantially uncertain at the time such targets are established. The Compensation Committee sets the targets for PIP awards such that incentive compensation is paid at less-than-median of the market awards when Business Financial Goal or Individual Performance Goal are not fully achieved and greater-than-median awards when goals are exceeded.

During the first quarter of 2009, the Chief Executive Officer reviewed the relevant financial and operating performance achievements of the Company and its business units, as well as the individual performance of the participating officers, against the PIP performance goals that had been previously established, and submitted proposed PIP awards for the participating officers (other than the executive officers) to the Compensation Committee for approval. The total PIP payments for 2008 for the Named Executive Officers, other than

Mr. Bergman, averaged 87% of salary, a decrease of 41% over the prior year. There were no discretionary amounts paid under the PIP awards in 2008 for the Named Executive Officers.

PIP awards for the Named Executive Officers appear in the Summary Compensation Table in the column captioned “Non-Equity Incentive Plan Compensation.”

Mr. Bergman’s annual incentive award is based on pre-established performance goals set under the Company’s Section 162(m) Cash Bonus Plan and the PIP. Mr. Bergman’s 2008 award under the Section 162(m) Cash Bonus Plan was based on the Company’s 2008 EPS Target (weighted at 75% of his total award under both plans) and the average performance of the Company’s other executive officers with respect to their Business Financial Goal (weighted at 12 1/2% of his total award under both plans). Mr. Bergman’s 2008 award under the PIP was based on the average performance for Individual Performance Goal of the Company’s other executive officers (weighted at 12 1/2% of his total award under both plans).

The Compensation Committee determined that Mr. Bergman was eligible for a bonus under the Company’s Section 162(m) Cash Bonus Plan equal to $1,426,144 with respect to 2008 performance. In making its bonus determination, the Compensation Committee certified the achievement of the 2008 performance goals that were set in March 2008 and evaluated the Company’s 2008 EPS Target (as adjusted) and the average bonuses earned by the Company’s executive officers (including the Named Executive Officers) that related to the achievement of their objective Business Financial Goals as compared to their target bonus opportunities.

The Compensation Committee also determined that Mr. Bergman was eligible for a bonus under the 2008 PIP equal to $234,384 with respect to 2008 performance. In making such bonus determination, the Compensation Committee certified the achievement level of the average actual bonuses earned by the Company’s executive officers (including the Named Executive Officers) that relate to their objective Individual Performance Goals as compared to their target bonus goals. Such bonus was awarded based on the Company’s strong team-based approach and to further motivate Mr. Bergman to facilitate the individual performance of the Company’s executive officers.

Such achievements, under both the Section 162(m) Cash Bonus Plan and the 2008 PIP, generated a total bonus amount of $1,660,528. However, given the Company’s strong team-based approach, the Company’s general philosophy regarding executive compensation and current market conditions, Mr. Bergman suggested to the Compensation Committee that in determining his 2008 bonus it should consider reducing his bonus in line with the percentage received by the other Named Executive Officers compared with their prior year’s bonuses. (The 2008 PIP bonuses were, on average, 76% of the amounts payable to the Named Executive Officers (other than Mr. Bergman) with respect to their 2007 PIP.) The Compensation Committee considered and accepted Mr. Bergman’s proposal and reduced Mr. Bergman’s 2008 bonus to $1,400,000 (78% of the amount Mr. Bergman received with respect to his 2007 PIP). The decision to adjust the amount payable to Mr. Bergman is in no way a reflection on his performance, but instead reflects the strong team-based philosophy of management.

Equity-Based Awards

The Company and the Compensation Committee believe that equity-based awards are an important factor in aligning the long-term financial interest of the officers and stockholders. The Compensation Committee continually evaluates the use of equity-based awards and intends to continue to use such awards in the future as part of designing and administering the Company’s compensation program. Beginning March 2009, equity-based awards were granted solely in the form of restricted stock and restricted stock units. (See “Compensation Structure—Pay Elements Details—Changes in Pay Elements for 2009”.) In 2006, 2007 and 2008, the Compensation Committee granted equity incentives with a mix of 50% options and 50% restricted stock or restricted stock units. The stated percentages were based on value, with values for options being based on the Black-Scholes option pricing model. Prior to 2006, the Compensation Committee granted equity incentives solely in the form of options. For all option awards, the exercise price of such options has always been the grant date closing market price per share and options used time-based vesting and vested in four equal annual installments beginning on the first anniversary of the grant date, provided that no termination of service had occurred. The current method of allocating the equity-based awards solely to restricted stock and restricted stock units is designed to use fewer shares while continuing to provide long-term incentives with a strong retention component to participants. Performance-based restricted stock and restricted stock units vest 100% on the third anniversary of the grant date (three year cliff vesting) and time-based restricted stock and restricted stock units vest 100% on the fourth anniversary of the grant date (four year cliff vesting), in each case provided that no termination of service had occurred. For all participants, other than executive officers, the restricted stock/units are allocated as 50% performance-based awards and 50% time-based awards. Mr. Bergman receives his awards of restricted stock as 100% performance-based awards. Executive officers (other than Mr. Bergman) receive 65% of their awards in the form of performance-based restricted stock and 35% of their awards in the form of time-based restricted stock. Non-employee directors receive their awards of restricted stock units as 100% time-based awards. Except with respect to new hires, all grants are issued on the date they are approved by the Compensation Committee. In the case of new hires, grants are approved by the Compensation Committee for grant on the last business day of the fiscal quarter in which such grant was approved.

Awards of restricted stock granted to the Named Executive Officers use performance-based vesting and vest at the end of three years if certain Company performance goals are met, provided that no termination of service has occurred (“Performance-Contingent Restricted Shares”). Performance goals are tied solely to growth of the Company’s diluted earnings per share (“EPS”). For 2006, 2007 and 2008, these performance goals were based on the Company’s long-term earnings growth objectives of earnings per share growth in the mid-teens (as a percentage) per year. For awards of performance-based restricted stock and restricted stock units granted in 2009, we continue to tie the performance goals solely to the Company’s EPS but at a lower growth rate to reflect current economic conditions. (See “Compensation Structure—Pay Elements Details—Changes in Pay Elements for 2009” for additional details.) On March 2, 2009 the performance-based restricted stock granted under the 2006 LTIP vested with an achievement of 101.75% of the EPS performance goal and a payout awarded in shares of Company common stock equal to 130.71% of the original number of shares granted and not otherwise forfeited. With respect to equity-based awards granted in 2007 and 2008, given current economic conditions and expected Company performance, it is unlikely that our executives will earn the full target awards for those years’ grants. Pursuant to the 2006, 2007 and 2008 LTIP, the Compensation Committee is required to (i) adjust the LTIP goals for acquisitions and new business ventures not initially considered when developing the target, (ii) exclude from the calculation of the 2008 EPS items of gain, loss or expense related to the disposal of a business or discontinued operations, capital transactions undertaken by the Company during the fiscal year, the Company’s repurchase of any class of its securities during the fiscal year or changes in accounting principles or changes in applicable law or regulations and (iii) adjust the EPS target for items of gain, loss or expense that are related to extraordinary, special, unusual or non-recurring items, events or circumstances affecting the Company. To account for the impact of the Company’s stock buyback program, acquisitions and various capital transactions that occurred in 2008, the Compensation Committee increased the three year EPS goal for the Performance-Based Contingent Restricted Shares granted in 2006 by 0.5%, increased the three year EPS goal for the Performance-Based Contingent Restricted Shares granted in 2007 by 0.9% and increased the three year EPS goal for the Performance-Based Contingent Restricted Shares granted in 2008 by 1.2%.

Other Benefits and Perquisites

The Company’s executive compensation program also includes other benefits and perquisites. These benefits include annual matching contributions to executive officers’ 401(k) Plan accounts, annual allocations to the Company’s Supplemental Executive Retirement Plan (“SERP”) accounts, health benefits, automobile allowances and life insurance coverage. The Company annually reviews these other benefits and perquisites and makes adjustments as warranted based on competitive practices and the Company’s performance. A portion of the administrative services provided to Mr. Bergman have been determined to be non-business related and such portion is included in his taxable income as additional compensation. In addition to the executive benefits and perquisites provided to other senior executives, Mr. Bergman is provided with use of an automobile provided by the Company. The Compensation Committee has approved these other benefits and perquisites as a reasonable component of the Company’s executive officer compensation program in light of historical and competitive practices. (See the “All Other Compensation” column in the Summary Compensation Table.)

Changes in Pay Elements for 2009

In response to the macro-economic challenges currently affecting the economy and its current and potential future impact on the Company, the Compensation Committee has implemented the following changes to the Company’s compensation structure effective for the fiscal year ending December 26, 2009. The Company has implemented a salary freeze for all employees (except in connection with certain promotions and contractual obligations), including the Named Executive Officers. Additionally, 2009 target bonuses for all employees, including the Named Executive Officers, have been kept consistent with 2008 target bonuses. Beginning March 2009, equity-based awards were granted solely in the form of restricted stock and restricted stock units. Allocating the equity-based awards solely to restricted stock and restricted stock units is designed to use fewer shares while continuing to provide long-term incentives with a strong retention component to participants. The allocation of performance-based and time-based restricted stock and restricted stock units has also changed for executive officers (other than Mr. Bergman). Mr. Bergman will continue to receive his awards of restricted stock as 100% performance-based awards. Executive officers (other than Mr. Bergman) will receive 65% of their awards in the form of performance-based restricted stock and 35% of their awards in the form of time-based restricted stock (as opposed to 100% of their award in the form of performance-based restricted stock). This change is to balance the fact that such executive officers no longer receive time-based stock option awards. Non-employee directors will continue to receive their awards of restricted stock units as 100% time-based awards and awards for all other participants will be a combination of 50% performance-based awards and 50% time-based awards. Additionally, in March 2009, the Compensation Committee reduced the value of the equity-based awards for all participants receiving grants under the 1994 Stock Incentive Plan, including the Named Executive Officers, by 20% compared with the value of the equity-based awards given to such individuals in fiscal 2008. The value of the equity-based awards granted to the Non-Employee Directors who receive grants under the 1996 Non-Employee Director Plan was reduced by 10% compared with the value of the equity-based awards received by the Non-Employee Directors in fiscal 2008.

Pay Mix

We utilize the particular elements of compensation described above because we believe that it provides a well-proportioned mix of secure compensation, retention value and at-risk compensation which produces short-term and long-term performance incentives and rewards without encouraging excessive risk-taking by our executive officers. By following this approach, we provide the executive a measure of security with a minimum expected level of compensation, while motivating the executive to focus on business metrics that will produce a high level of short term and long-term performance for the Company and long-term wealth creation for the executive, as well as reducing the risk of recruitment of top executive talent by competitors. The mix of metrics used for our annual incentive program (i.e., the PIP and the Section 162(m) Cash Bonus Plan) and our annual LTIP likewise provides an appropriate balance between short-term financial performance and long-term financial and stock performance.

For executive officers, the mix of compensation is weighted heavily toward at-risk pay (annual incentives and long-term incentives). Maintaining this pay mix results fundamentally in a pay-for-performance orientation for our executives, which is aligned with our stated compensation philosophy of providing compensation commensurate with performance, while targeting pay at approximately the 50th percentile of the competitive market.

Pay Levels and Benchmarking

Pay levels for executive officers are determined based on a number of factors, including the individual’s roles and responsibilities within the Company, the individual’s experience and expertise, the pay levels for peers within the Company, pay levels in the marketplace for similar positions and performance of the individual and the Company as a whole. The Compensation Committee is responsible for approving pay levels for the executive officers. In determining the pay levels, the Compensation Committee considers all forms of compensation and benefits, using tools such as wealth creation tally sheets to review the total value delivered through all elements of pay.

The Compensation Committee assesses “competitive market” compensation using a number of sources. One of the data sources used in setting competitive market levels for the executive officers is the information publicly disclosed by a peer group of the Company, which is reviewed annually and may change from year to year. The peer group of companies is set by the Compensation Committee and consists of companies engaged in the distribution and/or manufacturing of healthcare products or industrial equipment and supplies. With Towers Perrin’s assistance, the Compensation Committee determines the peer group of companies based on the following considerations, among other things: (i) Standard Industrial Classification or SIC codes; (ii) Global Industry Classification System or GICS; (iii) companies identified by Hoover’s, Inc. as our peer companies; (iv) companies listed as peers by our current list of peer companies and (v) company size, including, among other things size by market capitalization, revenue and number of employees. Based on such analysis, the Compensation Committee has determined the peer group of companies to be Dentsply International Inc., MSC Industrial Direct Co., Inc., Omnicare, Inc., Owens & Minor, Inc., Patterson Companies, Inc., PSS World Medical, Inc. and W.W. Grainger, Inc. The Company also reviews comparative data supplied by Towers Perrin for companies with revenues between $4 billion and $8 billion.

After consideration of the data collected on external competitive levels of compensation and internal relationships within the executive group, the Compensation Committee makes decisions regarding individual executives’ target total compensation goals based on the need to attract, motivate and retain an experienced and effective management team.

Relative to the competitive market data, the Compensation Committee generally intends that the base salary and target annual incentive compensation for each executive will be at the median of the competitive market.

As noted above, notwithstanding the Company’s overall pay positioning objectives, pay goals for specific individuals vary based on a number of factors such as scope of duties, tenure, institutional knowledge and/or difficulty in recruiting a new executive. Actual total compensation in a given year will vary above or below the target compensation levels based primarily on the attainment of operating goals and the creation of stockholder value.

Conclusion

The level and mix of compensation that is finally decided upon is considered within the context of both the objective data from our competitive assessment of compensation and performance, as well as discussion of the subjective factors as outlined above. The Compensation Committee believes that each of the compensation packages is within the competitive range of practices when compared to the objective comparative data even where subjective factors have influenced the compensation decisions.

Post Termination and Change in Control

The Company has entered into an employment agreement with Mr. Bergman in order to ensure his continuing employment by the Company. This agreement currently extends through December 31, 2011, and may be renewed for successive three-year periods by the Company. The Board of Directors has determined that Mr. Bergman’s long-term commitment to the Company is a valuable asset to the organization. Under the agreement, the Company will provide certain severance benefits to Mr. Bergman upon the termination of his employment both before and after a change in control and under other post termination scenarios. For example, if Mr. Bergman’s employment with us is terminated (i) by us without cause, (ii) by Mr. Bergman for good reason, (iii) as a result of his disability or (iv) as a result of a non-renewal of the employment term by us, Mr. Bergman will receive, among other things, a severance payment equal to 200% of his then annual base salary plus 200% of his average annual incentive compensation paid or payable with respect to the immediately preceding three fiscal years, and for a period of two years after termination, Mr. Bergman will also be entitled to an office and related office support and use of the Company’s car service and, at Mr. Bergman’s option, use of an automobile. If Mr. Bergman resigns within two years following a change in control of the Company for good reason or if Mr. Bergman’s employment is terminated by us without cause within two years following a change in control or during a specified period in advance of a change in control, Mr. Bergman will receive, among other things, as severance pay, in lieu of the foregoing, 300% of his then annual base salary plus 300% of his incentive compensation paid or payable with respect to whichever of the immediately preceding two fiscal years of the Company ending prior to the date of termination was higher and all unvested outstanding options and shares of restricted stock will become fully vested. Mr. Bergman shall also be entitled to an office and related office support and use of the Company’s car service and, at Mr. Bergman’s option, use of an automobile for a period of two full years after the year of termination following a change in control. As a result of the deferred compensation rules under Section 409A of the Code, an additional cash payment will be made to Mr. Bergman in lieu of such benefits through the third anniversary of termination. These benefits are more fully described and quantified in the section entitled “Employment Agreements and Post Termination and Change in Control Arrangements” under Executive and Director Compensation.

The Company believes that a strong, motivated management team is essential to the best interests of the Company and its stockholders. The Company recognizes that the possibility of a change in control could arise and that such a possibility could result in the departure or distraction of members of the management team to the detriment of the Company and its stockholders. Since 2003, we have had change in control agreements with the Named Executive Officers, other than Mr. Bergman, in order to minimize employment security concerns arising in the course of negotiating and completing a significant transaction. These benefits are payable both before and after a change in control. For example, if the executive’s employment is terminated by us without cause or by the executive for good reason within two years following a change in control of the Company or within 90 days prior to a change in control or after the first public announcement of the pendency of the change in control, the executive will receive, among other things, severance pay equal to 300% of the sum of the executive’s base salary (defined to include salary plus the executive’s annual automobile allowance and the Company’s contribution to the 401(k) Plan and SERP for the year prior to the change in control) and target bonus, a pro rata annual incentive award at a target level for the year in which termination occurs, immediate vesting of all outstanding options, restricted or deferred stock awards and non-qualified retirement benefits, elimination of all restrictions on any restricted or deferred stock awards, and continued participation in all health and welfare plans for 24 months. In the event any payments to the executive as set forth above become subject to the excise tax imposed by Section 4999 of the Code, we will gross up the tax payments. These benefits to the Named Executive Officers are more fully described and quantified in the section entitled “Employment Agreements and Post Termination and Change in Control Arrangements” under Executive and Director Compensation.

The Company has also entered into an employment agreement with Mr. Komaroff under which benefits are payable upon the termination of his employment. For example, upon Mr. Komaroff’s death or disability, or if Mr. Komaroff’s employment with us is terminated (i) by us without cause, (ii) by Mr. Komaroff for any reason or (iii) as a result of a non-renewal of the employment term by us (through the 2009 employment term), Mr. Komaroff (or his heirs or estate) will receive, among other things, a pro rata annual incentive award for the fiscal year in which termination occurs. If Mr. Komaroff’s employment is terminated by us without cause or by Mr. Komaroff with good reason, or if we provide Mr. Komaroff with notice of non-renewal (in each case, with respect to any period prior to January 1, 2010), Mr. Komaroff will receive, as severance pay, his annual salary and his prior year’s annual incentive compensation. Such severance payment will not be due to Mr. Komaroff under the agreement for any reason after December 31, 2009. Upon Mr. Komaroff’s termination of employment for any reason, termination by us without cause, his equity-based awards will be treated as follows: (i) his termination will be treated as a retirement under our equity plans; (ii) his equity-based awards (other than stock options) will vest in full subject to satisfaction of any performance-based restrictions; and (iii) his stock options will continue to vest for 30 months following retirement (at which time all unvested stock options will vest in full) and will remain exercisable for at least three years (but not beyond the original term). If he terminates due to death or disability, to the extent provided to our senior management, his equity based awards will immediately vest in full and will remain exercisable following termination, provided that his stock options will remain exercisable for at least three years (but not beyond the original term). These benefits to Mr. Komaroff are more fully described and quantified in the section entitled “Employment Agreements and Post Termination and Change in Control Arrangements” under Executive and Director Compensation.

Messrs. Bergman’s and Komaroff’s employment agreements and the change in control agreements with the Named Executive Officers were amended and restated in 2008 in order to (i) address the requirements of Section 409A of the Code regarding the tax rules governing deferred compensation, (ii) extend Mr. Bergman’s employment agreement until December 31, 2011 (which extension was contemplated pursuant to the automatic extension provision that existed in the employment agreement prior to 2008) and (iii) make certain clarifying revisions to the employment agreements. At the time that we initially entered into our employment agreements with Messrs. Bergman and Komaroff and our change in control agreements with the Named Executive Officers, we believed that it was appropriate to include a gross-up for excise taxes under Section 4999 of the Code in order to attract and retain our Named Executive Officers and to ensure that they would focus on the Company’s business without being unduly distracted by concerns about a potential change in control or their job security. As described above, we made very limited changes to these agreements in 2008 (most of which were directed to legally required changes under the deferred compensation rules under Section 409A of the Code and the extension of Mr. Bergman’s contract in a manner consistent with the pre-2008 automatic extension provision). Although we have not renegotiated our historic tax gross-up provisions with our Named Executive Officers, the Compensation Committee does not intend to extend tax gross-ups to any other employee of the Company in the future other than tax gross-ups that apply on a broad basis such as under our relocation policy.

Stock Ownership Policy

The Company believes that, to align the interests of the executive officers and directors of the Company with the stockholders of the Company, the executive officers and directors of the Company should have a financial stake in the Company. In March 2006, the Board of Directors adopted a policy requiring each executive officer to own, no later than three years from the effective date of the policy, equity in the Company equal to a minimum of three times such executive officer’s annual base salary. Each director should own, no later than three years from the effective date of the policy, equity in the Company equal to a minimum of 100% of such director’s annual retainer. Newly appointed executive officers and directors will have three years from the date of their appointment to comply with the stock ownership policy. The Board of Directors will evaluate whether exceptions should be made for any executive officer or director on whom this requirement would impose a financial hardship or for other appropriate reasons as determined by the Board of Directors. Equity includes: shares of any class of capital stock; shares of vested restricted stock; unexercised vested options; vested shares of common stock held in such executive officer’s 401(k) Plan account; warrants or rights to acquire shares of capital stock; and securities that are convertible into shares of capital stock; provided that an amount equal to at least 20% of such director’s or executive officer’s annual base salary or annual retainer, as the case may be, must be owned by such director or executive officer in the form of shares of common stock.

Further, as a guideline, executive officers may only sell up to one-half of the equity value above the ownership requirement.

As of April 6, 2009, certain of our Named Executive Officers did not comply with the three times annual base salary component of our stock ownership policy solely due to the decrease in our stock price, although using the average closing price for our common stock for 2008, these Named Executive Officers would have satisfied this requirement. The Company’s Compensation Committee and Nominating & Governance Committee recognize that compliance under the policy is highly vulnerable to current economic turmoil and abrupt changes in the stock price, and will review the structure of the policy to ensure that it continues to align the interests of executive officers and directors of the Company with the stockholders of the Company.

Impact of Tax and Accounting

As a general matter, the Compensation Committee considers the various tax and accounting implications of compensation vehicles employed by the Company.

When determining amounts of long-term incentive grants to executives and employees, the Compensation Committee examines the accounting cost associated with the grants. Under Statement of Financial Accounting Standards 123 (revised 2004) (“FAS 123R”), grants of options, restricted stock, restricted stock units and other share-based payments result in an accounting charge for the Company. The accounting charge is equal to the fair value of the instruments being issued. For restricted stock and restricted stock units, the cost is equal to the fair value of the stock on the date of grant multiplied by the number of shares or units granted. For options, the cost is equal to the Black-Scholes value on the date of grant multiplied by the number of shares or units granted. This expense is amortized over the requisite service period, or vesting period of the instruments. The Compensation Committee is mindful of the fact that, with respect to stock options, the accounting charge is not reversible should the stock option expire with an exercise price less than the market price, Additionally, the Compensation Committee may grant compensation that does not constitute performance-based compensation under Section 162(m) of the Code if it considers it appropriate and in the best interest of the Company. Grants under the Company’s Section 162(m) Cash Bonus Plan, option grants and awards of performance-based restricted stock are generally intended to be performance-based under Section 162(m) of the Code; although grants under the PIP are tied to the Company’s performance, these are not intended to meet the requirements under Section 162(m).

Section 162(m) of the Code generally prohibits any publicly held corporation from taking a federal income tax deduction for compensation paid in excess of $1 million in any taxable year to certain Named Executive Officers. Exceptions are made for qualified performance-based compensation, among other things. It is the Compensation Committee’s policy to maximize the effectiveness of our executive compensation plans, however, the Compensation Committee reserves the right to make adjustments that may result in the payment of non-deductible compensation.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and based on the review and discussions, the Compensation Committee recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company’s annual report on Form 10-K.

THE COMPENSATION COMMITTEE
Barry J. Alperin, Chairman
Donald J. Kabat
Norman S. Matthews

EXECUTIVE AND DIRECTOR COMPENSATION

Executive Officers

Our executive officers and their ages and positions as of April 6, 2009 are:

Name	Age	Position

Gerald A. Benjamin	56	Executive Vice President, Chief Administrative Officer, Director
Stanley M. Bergman	59	Chairman, Chief Executive Officer, Director
James P. Breslawski	55	President, Chief Operating Officer, Director
Leonard A. David	60	Senior Vice President, Chief Compliance Officer
James Harding	53	Senior Vice President, Corporate Chief Technology Officer
Stanley Komaroff	74	Senior Advisor
Mark E. Mlotek	53	Executive Vice President, Corporate Business Development, Director
Steven Paladino	52	Executive Vice President, Chief Financial Officer, Director
Michael Racioppi	54	Senior Vice President, Chief Merchandising Officer
Michael Zack	56	President, International Group

The biographies for Messrs. Benjamin, Bergman, Breslawski, Mlotek and Paladino follow the table listing our directors under “Proposal 1 – Election of Directors” above. Biographies for our other executive officers are:

LEONARD A. DAVID has been our Senior Vice President and Chief Compliance Officer since 2006. Mr. David held the position of Vice President and Chief Compliance Officer from 2005 to 2006. Mr. David held the position of Vice President of Human Resources and Special Counsel from 1995 to 2005. Mr. David held the office of Vice President, General Counsel and Secretary from 1990 to 1995 and practiced corporate and business law for eight years prior to joining us.

JAMES HARDING has been our Corporate Chief Technology Officer since 2005 and Senior Vice President since 2001. Prior to holding his current position, Mr. Harding was Chief Information Officer since 2001, with primary responsibility for worldwide information technology.

STANLEY KOMAROFF has been our Senior Advisor since 2003. Prior to joining us, Mr. Komaroff was a partner for 35 years in the law firm of Proskauer Rose LLP, our legal counsel. He served as Chairman of that firm from 1991 to 1999.

MICHAEL RACIOPPI has been our Senior Vice President, Chief Merchandising Officer since 2008. Prior to holding his current position, Mr. Racioppi was President of the Medical Division from 2000 to 2008, Interim President from 1999 to 2000 and Corporate Vice President from 1994 to 2008. Mr. Racioppi served as Senior Director, Corporate Merchandising from 1992 to 1994. Before joining us in 1992, Mr. Racioppi was employed by Ketchum Distributors, Inc. as the Vice President of Purchasing and Marketing.

MICHAEL ZACK has been President of our International Group since 2006. Mr. Zack held the position of Senior Vice President of the International Group from 1989 to 2006. Mr. Zack was employed by Polymer Technology (a subsidiary of Bausch & Lomb) as Vice President of International Operations from 1984 to 1989 and by Gruenenthal GmbH as Manager of International Subsidiaries from 1975 to 1984.

Summary Compensation Table for Fiscal 2008, Fiscal 20071 and Fiscal 20062

							Change in
							Pension Value
							and Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
Name and Principal		Salary	Bonus[3]	Awards[4]	Awards[5]	Compensation[6]	Earnings[7]	Compensation	Total
Position	Year	($)	($)	($)	($)	($)	($)	($)	($)
Stanley M. Bergman Chairman and Chief Executive Officer (Principal Executive Officer)	2008	$1,123,462	$0	$522,845	$376,437	$1,400,000	$0	$299,576[8]	$3,722,320
	2007	$1,026,923	$0	$338,435	$229,800	$1,800,000	$0	$248,621[9]	$3,643,779
	2006	$1,000,000	$0	$164,882	$103,696	$1,300,000	$0	$249,579[10]	$2,818,157

James P. Breslawski President and Chief Operating Officer	2008	$585,141	$0	$421,676	$520,043	$444,813	$0	$60,748[11]	$2,032,422
	2007	$531,433	$40,022	$279,259	$527,759	$584,978	$0	$54,650[12]	$2,018,101
	2006	$513,401	$51,275	$136,026	$446,591	$338,725	$0	$53,319[13]	$1,539,337

Steven Paladino Executive Vice President and Chief Financial Officer (Principal Financial Officer)	2008	$461,538	$0	$346,450	$400,354	$419,280	$0	$52,469[14]	$1,680,092
	2007	$413,414	$4,928	$228,457	$431,987	$540,072	$0	$53,340[15]	$1,672,198
	2006	$399,433	$24,507	$111,292	$370,675	$295,493	$0	$49,272[16]	$1,250,672

Stanley Komaroff Senior Advisor	2008	$460,977	$0	$346,450	$395,665	$418,880	$0	$65,604[17]	$1,687,576
	2007	$411,003	$24,195	$228,457	$423,467	$515,805	$0	$64,419[18]	$1,667,346
	2006	$396,322	$35,861	$111,292	$338,334	$284,139	$0	$62,368[19]	$1,228,316

Mark E. Mlotek Executive Vice President, Corporate Business Development	2008	$460,632	$0	$346,450	$394,493	$417,580	$0	$52,383[20]	$1,671,538
	2007	$409,517	$4,704	$228,457	$421,338	$535,296	$0	$51,189[21]	$1,650,501
	2006	$395,669	$51,002	$111,292	$359,110	$268,998	$0	$49,699[22]	$1,235,770

1 Fiscal year ended December 29, 2007 (“fiscal 2007”).

2 Fiscal year ended December 30, 2006 (“fiscal 2006”).

3 Represents, other than with respect to Mr. Bergman, that portion of the executive’s annual bonuses paid under the PIP that was awarded at the discretion of the Compensation Committee. See “Compensation Structure – Pay Elements – Details – Annual Incentive Compensation” under the Compensation Discussion and Analysis for a description of the PIP.

4 Represents restricted stock awards valued based on compensation cost of the award over the requisite service period, as described in FAS 123R. Such amount includes additional shares of performance-based restricted stock which were issued on March 2, 2009 relating to the vesting of performance-based restricted stock grants under the 2006 LTIP and excludes shares of performance-based restricted stock which we estimate will not be issued relating to the performance-based restricted stock grants under the 2007 LTIP and 2008 LTIP. The method and assumptions used to determine the compensation cost of the award over the requisite service period are discussed in Note 14 to our consolidated financial statements in our annual report on Form 10-K filed on February 24, 2009.

5 Represents options valued based on compensation cost of the award over the requisite service period, as described in FAS 123R. The method and assumptions used to determine the compensation cost of the award over the requisite service period are discussed in Note 14 to our consolidated financial statements in our annual report on Form 10-K filed on February 24, 2009.

6 Represents annual bonuses paid under the PIP, or with respect to Mr. Bergman, under the Company’s Section 162(m) Cash Bonus Plan and the PIP.

7 Represents the above-market or preferential portion of the change in value of the executive officer’s account under our SERP Plan. See “Compensation Structure – Pay Elements – Details – Other Benefits and Perquisites” under Compensation Discussion & Analysis for a description of our SERP.

8 Includes the following: (i) $2,550 of automobile expenses (ii) $14,772 of personal commuting expenses for personal use of Company’s car service; (iii) $148,143 for the cost of providing administrative services to Mr. Bergman; (iv) $436 for the cost of providing telephone services; (v) $2,550 as a payment to Mr. Bergman to cover the tax incurred resulting from his use of the Company provided automobile; (vi) $13,933 matching contribution under 401(k) Plan account; (vii) $7,998 excess life insurance premiums; (viii) $64,710 SERP contributions and (ix) $44,484 in legal fees in connection with the negotiation of Mr. Bergman’s employment agreement. The amount totaling $195,613 (under items (iii), (iv), (v) and (ix) above was included on Mr. Bergman’s W-2 as additional compensation for which he is responsible for paying the applicable taxes.

9 Includes the following: (i) $6,600 of automobile expenses; (ii) $154,967 for the cost of providing administrative services to Mr. Bergman; (iii) $570 for the cost of providing telephone services; (iv) $6,600 as a payment to Mr. Bergman to cover the tax incurred resulting from his use of the Company provided automobile; (v) $13,462 matching contribution under 401(k) Plan account; (vi) $7,999 excess life insurance premiums and (vii) $58,423 SERP contributions. The amount totaling $162,137 (under items (ii), (iii) and (iv) above) was included on Mr. Bergman’s W-2 as additional compensation for which he is responsible for paying the applicable taxes.

10 Includes the following: (i) $10,295 of automobile expenses; (ii) $149,647 for the cost of providing administrative services to Mr. Bergman; (iii) $1,421 for the cost of providing telephone services; (iv) $10,295 as a payment to Mr. Bergman to cover the tax incurred resulting from his use of the Company provided automobile; (v) $11,698 matching contribution under 401(k) Plan account; (vi) $7,922 excess life insurance premiums and (vii) $58,301 SERP contributions. The amount totaling $161,363 (under items (ii), (iii) and (iv) above) was included on Mr. Bergman’s W-2 as additional compensation for which he is responsible for paying the applicable taxes.

11 Includes the following: (i) $18,000 automobile allowance; (ii) $6,180 matching contribution under 401(k) Plan account; (iii) $2,818 excess life insurance premiums and (iv) $33,750 SERP contribution.

12 Includes the following: (i) $18,000 automobile allowance; (ii) $5,971 matching contribution under 401(k) Plan account; (iii) $2,795 excess life insurance premiums; (iv) $25,915 SERP contribution and (v) $1,969 in entertainment and travel vouchers.

13 Includes the following: (i) $18,000 automobile allowance; (ii) $5,766 matching contribution under 401(k) Plan account; (iii) $2,660 excess life insurance premiums; (iv) $25,037 SERP contribution and (v) $1,856 in entertainment and travel vouchers.

14 Includes the following: (i) $18,000 automobile allowance; (ii) $5,609 matching contribution under 401(k) Plan account; (iii) $2,161 excess life insurance premiums and (iv) $26,699 SERP contribution.

15 Includes the following: (i) $18,000 automobile allowance; (ii) $5,419 matching contribution under 401(k) Plan account; (iii) $2,143 excess life insurance premiums; (iv) $23,520 SERP contribution, (v) $2,000 as a cash award for twenty years of service with the Company and (vi) $2,258 in entertainment and travel vouchers.

16 Includes the following: (i) $18,000 automobile allowance; (ii) $5,236 matching contribution under 401(k) Plan account; (iii) $1,337 excess life insurance premiums; (iv) $22,724 SERP contribution and (v) $1,975 in entertainment and travel vouchers.

17 Includes the following: (i) $18,000 automobile allowance; (ii) $5,576 matching contribution under 401(k) Plan account; (iii) $15,336 excess life insurance premiums and (iv) $26,692 SERP contribution.

18 Includes the following: (i) $18,000 automobile allowance; (ii) $5,388 matching contribution under 401(k) Plan account; (iii) $15,250 excess life insurance premiums; (iv) $23,383 SERP contribution and (v) $2,398 in entertainment and travel vouchers.

19 Includes the following: (i) $18,000 automobile allowance; (ii) $5,193 matching contribution under 401(k) Plan account; (iii) $14,897 excess life insurance premiums; (iv) $22,540 SERP contribution and (v) $1,738 in entertainment and travel vouchers.

20 Includes the following: (i) $18,000 automobile allowance; (ii) $5,556 matching contribution under 401(k) Plan account; (iii) $2,139 excess life insurance premiums and (iv) $26,688 SERP contribution.

21 Includes the following: (i) $18,000 automobile allowance; (ii) $5,368 matching contribution under 401(k) Plan account; (iii) $2,122 excess life insurance premiums; (iv) $23,298 SERP contribution and (v) $2,401 in entertainment and travel vouchers.

22 Includes the following: (i) $18,000 automobile allowance; (ii) $5,186 matching contribution under 401(k) Plan account; (iii) $2,028 excess life insurance premiums; (iv) $22,510 SERP contribution and (v) $1,975 in entertainment and travel vouchers.

Employment Agreements and Post Termination and Change in Control Arrangements

Chief Executive Officer

The Company and Stanley M. Bergman agreed to an extension of Mr. Bergman’s employment agreement by entering into an amended and restated employment agreement, dated as of December 31, 2008. The agreement, which is based on the prior employment agreement, dated as of January 1, 2003, as amended, provides for Mr. Bergman’s continued employment as our Chairman of the Board of Directors and Chief Executive Officer until December 31, 2011, subject to successive three-year extensions. Mr. Bergman’s annual base salary is set at the rate of $1,150,000 and may be increased from time to time. In addition, his employment agreement provides for incentive compensation to be determined by the Compensation Committee or the Board of Directors. See “Compensation Structure – Pay Elements – Details – Equity-Based Awards” under the Compensation Discussion and Analysis for a discussion on stock awards and option awards. See “Compensation Structure – Pay Elements – Details – Annual Incentive Compensation” under the Compensation Discussion and Analysis for a discussion on non-equity incentive plan compensation. It also provides that Mr. Bergman will be entitled to participate in all benefit, welfare, perquisite, equity or similar plans, policies and programs generally available to our senior executive officers.

Pursuant to his employment agreement, if Mr. Bergman’s employment with us is terminated (i) by us without cause, (ii) by Mr. Bergman for good reason, (iii) as a result of his disability or (iv) as a result of a non-renewal of the employment term by us, Mr. Bergman will receive all amounts then owed to him as salary and deferred compensation and all benefits accrued and owed to him or his beneficiaries under the then applicable benefit plans, programs and policies of the Company. In addition, Mr. Bergman will receive, as severance pay, a lump sum equal to 200% of his then annual base salary plus 200% of his average annual incentive compensation paid or payable with respect to the immediately preceding three fiscal years, and a payment equal to the account balance or accrued benefit Mr. Bergman would have been credited with under each retirement plan maintained by us if we had continued contributions until the end of the year of the termination, less his vested account balance or accrued benefits under each retirement plan. Under such circumstances, for a period of two years after termination, Mr. Bergman shall also be entitled to (i) an office comparable to that used by him prior to termination and related office support, including making available the services of one executive assistant and (ii) use of the Company’s car service and, at Mr. Bergman’s option, use of an automobile.

If Mr. Bergman resigns within two years following a change in control of the Company for good reason or if Mr. Bergman’s employment is terminated by us without cause within two years following a change in control or during a specified period in advance of a change in control, Mr. Bergman will receive, as severance pay, in lieu of the foregoing, 300% of his then annual base salary plus 300% of Mr. Bergman’s incentive compensation paid or payable with respect to whichever of the immediately preceding two fiscal years of the Company ending prior to the date of termination was higher, and a payment equal to the account balance or accrued benefit Mr. Bergman would have been credited with under each retirement plan maintained by us if we had continued contributions thereunder until the end of the year of the termination, less Mr. Bergman’s vested account balance or accrued benefits under each retirement plan upon a change in control, and all unvested outstanding options and shares of restricted stock shall become fully vested, except that in the case of a termination during a specified period in advance of a change in control, Mr. Bergman will receive a cash payment equal to the difference between the consideration paid in the change in control and the strike price of Mr. Bergman’s forfeited stock options as of the date of termination as provided in his employment agreement. Additionally, under such circumstances, for a period of two full years after the year of termination, Mr. Bergman shall be entitled to an office comparable to that used by him prior to termination and related office support, including making available the services of one executive assistant. In such event, Mr. Bergman is also entitled to use of the Company’s car service and, at Mr. Bergman’s option, use of an automobile for two full years after the year of termination. However, as a result of the deferred compensation rules under Section 409A of the Code, Mr. Bergman will receive a cash payment in lieu of transportation and office support benefits for the period between the end of the second calendar year following the calendar year in which Mr. Bergman’s termination occurs until the third anniversary of termination due to termination by us without cause, non-renewal of the employment term by us, Mr. Bergman’s resignation for good reason, or solely with respect to office support benefits, due to disability, in each case within two years after the date of a change in control. If any amounts owed to Mr. Bergman are subject to the excise tax imposed by Section 4999 of the Code, we will pay

Mr. Bergman an additional amount such that the amount retained by him, after reduction for such excise tax, equals the amounts owed to him prior to imposition of the excise tax.

Unless his employment agreement is terminated for cause or pursuant to Mr. Bergman’s voluntary resignation, we will continue the participation of Mr. Bergman and his spouse in the health and medical plans, policies and programs in effect with respect to our senior executive officers and their families after the termination or expiration of his employment agreement, with coverage for Mr. Bergman and his spouse continuing until their respective deaths except that such coverage may be provided pursuant to a fully-insured replacement policy or annual cash payments to obtain a replacement policy on a grossed-up basis. Additionally, we will provide Mr. Bergman with use of the Company’s car service and, at Mr. Bergman’s option, use of an automobile for two years after termination.

Mr. Bergman is subject to restrictive covenants, including non-solicitation and non-compete provisions, while he is employed by us and for specified periods of time thereafter. Pursuant to such provisions in his employment agreement, Mr. Bergman shall not, directly or indirectly, engage in any activity competitive with a material segment of the Company’s business or recruit, solicit or induce any employee of the Company to terminate their employment with the Company, during Mr. Bergman’s employment term and (i) for one year thereafter if his employment is terminated (a) by us without cause, (b) by Mr. Bergman for good reason, or (c) as a result of his disability, or (ii) until the later of (a) the second anniversary of the expiration of his employment term and (b) his termination date if such termination is by us for cause or due to Mr. Bergman terminating his employment by giving 180 days’ notice. We may, at our option, extend the initial one-year term of the non-compete described by clause (i) above for an additional year if we provide Mr. Bergman notice of such extension no later than 180 days prior to expiration of the term and we pay Mr. Bergman his annual base salary in effect on his date of termination. Mr. Bergman is also subject to confidentiality provisions.

No material modifications were made to Mr. Bergman’s employment agreement when it was amended and restated on December 31, 2008. Although the amendment and restatement of Mr. Bergman’s employment agreement extended the term through December 31, 2011, such extension was contemplated pursuant to the automatic extension provision that existed in the employment agreement prior to 2008.

Stanley Komaroff

The Company and Mr. Komaroff entered into an amended and restated employment agreement dated December 11, 2008 and an amended and restated change in control agreement, dated December 12, 2008, which are based on the prior agreements dated October 10, 2003 and as subsequently amended. No material modifications were made to Mr. Komaroff’s employment agreement when it was amended and restated on December 11, 2008, as the modifications included changes to address the requirements of Section 409A of the Code regarding the tax rules governing deferred compensation, clarifying that he will not be entitled to receive severance under the agreement, after December 31, 2009 and clarifying the language surrounding the treatment of his equity-based awards as described below. The change in control agreement is described below in the section entitled “Named Executive Officers Other than the Chief Executive Officer.”

Pursuant to his employment agreement, upon Mr. Komaroff’s death or disability, or if Mr. Komaroff’s employment with us is terminated (i) by us without cause, (ii) by Mr. Komaroff for any reason or (iii) as a result of a non-renewal of the employment term by us (through the 2009 employment term), Mr. Komaroff (or his heirs or estate) will receive (a) all amounts then owed to him as salary and deferred compensation, (b) any unpaid annual incentive compensation for the last full fiscal year prior to termination, (c) all benefits owed to him or his beneficiaries under the then applicable benefit plans, programs and policies of the Company, and (d) a pro rata annual incentive award for the fiscal year in which termination occurs. If Mr. Komaroff’s employment is terminated by us for cause, Mr. Komaroff will receive solely the amounts described in (a) and (c) above.

In addition to the amounts specified above, if Mr. Komaroff’s employment is terminated by us without cause or by Mr. Komaroff with good reason, or if we provide Mr. Komaroff with notice of non-renewal (in each case, with respect to any period prior to January 1, 2010), Mr. Komaroff will receive, as severance pay, his annual base salary, and his prior year’s annual incentive compensation. Such severance payment will not be due to Mr. Komaroff under the agreement for any reason after December 31, 2009.

If Mr. Komaroff terminates his employment for any reason or if he is terminated by us without cause, his equity-based awards will be treated as follows: (i) his termination will be treated as a retirement under our equity plans; (ii) his equity-based awards (other than stock options) will vest in full subject to satisfaction of any performance-based restrictions; and (iii) his stock options will continue to vest for 30 months following retirement (at which time all unvested stock options will vest in full) and will remain exercisable for at least three years (but not beyond the original term). If he terminates due to death or disability, to the extent provided to our senior management, his equity based awards will immediately vest in full and will remain exercisable following termination, provided that his stock options will remain exercisable for at least three years (but not beyond the original term).

Pursuant to his employment agreement, Mr. Komaroff is subject to confidentiality provisions. Additionally, during his employment, Mr. Komaroff will not (other than on behalf of the Company) in any capacity whatsoever (other than as the holder of not more than one percent of the total outstanding stock of a publicly held company) engage in any activity competitive with a material segment of the business of the Company.

Named Executive Officers Other than the Chief Executive Officer

We have entered into change in control agreements with the Named Executive Officers, other than Mr. Bergman, that provide that if the executive’s employment is terminated by us without cause or by the executive for good reason within two years following a change in control of the Company, we will pay and provide the executive with (i) the executive’s base salary (defined to include salary plus the executive’s annual automobile allowance and the Company’s contribution to the 401(k) Plan and SERP for the year prior to the change in control) through the termination date, (ii) severance pay equal to 300% of the sum of the executive’s base salary (as defined in (i)) and target bonus, (iii) a pro rata annual incentive award at a target level for the year in which termination occurs, (iv) immediate vesting of all outstanding options, restricted or deferred stock awards and non-qualified retirement benefits, (v) elimination of all restrictions on any restricted or deferred stock awards, (vi) settlement of all deferred compensation arrangements in accordance with the applicable plan and (vii) continued participation in all health and welfare plans for 24 months (provided that such coverage will terminate when the executive receives substantially equivalent coverage from a subsequent employer) at the same level of participation for each executive on the termination date, except that the health coverage may be provided pursuant to a fully-insured replacement policy or two annual cash payments to obtain a replacement policy on a grossed-up basis. Notwithstanding the foregoing, if an executive’s employment is terminated by us without cause or by the executive for good reason, in either case, (i) within 90 days prior to a change in control or (ii) after the first public announcement of the pendency of the change in control, the executive will be entitled to the benefits described above. In the event any payments to the executive become subject to the excise tax imposed by Section 4999 of the Code, we will pay the executive an additional amount such that the amount retained by the executive after reduction for such excise tax equals the amount to be paid to the executive prior to imposition of the excise tax. No material modifications were made to the change in control agreements when they were amended and restated in December, as the modifications solely addressed the requirements of Section 409A of the Code regarding the tax rules governing deferred compensation.

Pursuant to the change in control agreements, the Named Executive Officers, other than Mr. Bergman (who is subject to restrictive covenants under his employment agreement as opposed to a change in control agreement), are also subject to restrictive covenants, such as confidentiality and non-disparagement provisions. Additionally, during each Named Executive Officer’s employment and for a period of 24 months thereafter, each Named Executive Officer agreed that he will not, without the Company’s prior written consent, solicit our employees for employment.

Post Termination and Change in Control Calculations

The amounts set forth in the table below represent amounts that would have been paid to the Named Executive Officers, pursuant to their employment and change in control agreements, if such Named Executive Officers’ employment was terminated by the Company on December 26, 2008 under the various scenarios set forth below or if a change in control occurred on such date.

		Contin-
		uation		Settlement
		of		of
		Medical/	Acceleration	Deferred
		Welfare	and Contin-	Compen-			Total
		Benefits	uation of	sation	Other		Termin-
Name and Principal	Cash	(present	Equity	Arrange-	Compen-	Excise Tax	ation
Position	Payment	value)	Award[1]	ments[2]	sation	Gross-up	Benefits
Stanley M. Bergman Chairman and Chief Executive Officer (Principal Executive Officer)
Company termination for cause or resignation other than for good reason.	$0	$0	$0	$667,975	$0	n/a	$667,975[3]

Company termination without cause or due to disability, voluntary resignation for good reason or non-renewal of employment contract.	$6,914,247	$261,390	$0	$667,975	$414,814	n/a	$8,258,426[4]

Resignation for good reason or Company termination without cause within two years after the change in control or Company termination without cause within 90 days prior to a change in control or after the first public announcement of a pending change in control.	$10,570,386	$261,390	$1,082,310	$667,975	$622,221	$4,567,650	$17,771,932[5]

Death of executive.	$1,800,000	$147,042	$0	$667,975	$0	n/a	$2,615,017[6]

Stanley Komaroff Senior Advisor

Company termination for cause.	$0	$0	$0	$47,578	$0	n/a	$47,578[7]

Company termination without cause or voluntary resignation for good reason, in each case after December 31, 2009, retirement, death or disability of executive.	$418,880	$0	$712,836	$47,578	$0	n/a	$1,179,294[8]

Non-renewal of employment contract by Company, Company termination without cause or voluntary resignation for good reason, in each case, through December 31, 2009.	$1,419,857	$0	$712,836	$47,578	$0	n/a	$2,180,271[9]

All Named Executive Officers, Other than the CEO

Termination without cause, voluntary termination for good reason within two years following a change in control, within 90 days prior to a change in control or after the first public announcement of a pending change in control.

James Breslawski President and Chief Operating Officer	$3,905,708	$36,696	$866,421	$294,646	$0	$0	$5,103,471[10]

Steven Paladino Executive Vice President and Chief Financial Officer (Principal Financial Officer)	$3,126,001	$36,696	$712,836	$247,099	$0	$0	$4,122,632[10]

Stanley Komaroff Senior Advisor	$3,123,808	$26,022	$712,836	$47,578	$0	$1,353,597	$5,263,841[10]

Mark E. Mlotek Executive Vice President, Corporate Business Development	$3,122,458	$36,696	$712,836	$221,841	$0	$0	$4,093,831[10]

1 Represents the value of unvested outstanding options and restricted stock that would accelerate and vest on termination. In the case of options, the value is calculated by multiplying the number of shares underlying each accelerated unvested option by the difference between the per share closing price of common stock on December 26, 2008 (the “Per Share Closing Price”) and the

per share exercise price. In the case of restricted stock, the value is calculated by multiplying the number of shares of restricted stock that accelerate by the Per Share Closing Price. The 1994 Stock Incentive Plan provides that upon a change in control without termination, a participant’s unvested outstanding options become fully vested. The value of such accelerated options for Messrs. Bergman, Breslawski, Komaroff, Paladino and Mlotek is $0 because all of the exercise prices exceeded the Per Share Closing Price.

2 The SERP Plan provides that upon a change in control without termination, a participant’s vested SERP account balance becomes payable. Such account balances are as of December 31, 2008.

3 The Company will have no further obligation to Mr. Bergman, except payment of his vested SERP account balance.

4 Includes (i) payment of vested SERP account balance, (ii) the product of the annual incentive compensation payable for the last full fiscal year multiplied by a fraction of days employed over 365, (iii) 200% current annual salary, (iv) 200% average annual incentive compensation paid in the previous three years, (v) health and welfare coverage for Mr. Bergman and his wife until death and (vi) use of the Company’s car service, automobile, office space and administrative assistance provided to Mr. Bergman for two years.

5 Includes (i) payment of vested SERP account balance, (ii) the product of the annual incentive compensation payable for the last full fiscal year multiplied by a fraction of days employed over 365, (iii) 300% current annual salary, (iv) 300% of highest annual incentive compensation paid in the previous two years, (v) all unvested outstanding options and shares of restricted stock becomes fully vested, (vi) health and welfare coverage for Mr. Bergman and his wife until death, (vii) use of the Company’s car service, automobile, office space and administrative assistance for three years and (viii) gross-up of IRC Section 4999 excise tax at the actual marginal tax rate.

6 Includes (i) payment of vested SERP account balance, (ii) the product of the annual incentive compensation payable for the last full fiscal year multiplied by a fraction of days employed over 365 and (iii) health and welfare coverage for Mr. Bergman’s wife until death.

7 The Company will have no further obligation to Mr. Komaroff, except payment of his vested SERP account balance.

8 Includes (i) payment of vested SERP account balance, (ii) the product of the annual incentive award payable for the year in which termination occurs multiplied by a fraction of days employed over 365, (iii) all equity-based awards (other than stock options) become fully vested, subject to satisfaction of any performance-based restrictions and (iv) all unvested options continue to vest for two and a half years after termination upon which time they will fully vest.

9 Includes (i) payment of vested SERP account balance, (ii) the product of the annual incentive award payable for the year in which termination occurs multiplied by a fraction of days employed over 365, (iii) current annual salary, (iv) prior year’s annual incentive compensation, (v) all equity-based awards (other than stock options) become fully vested, subject to satisfaction of any performance-based restrictions and (vi) all unvested options continue to vest for two and a half years after termination upon which time they will fully vest.

10 Includes (i) the product of the annual incentive compensation at target level in year of termination multiplied by a fraction of days employed over 365, (ii) 300% current annual salary (defined to include salary plus the executive’s annual automobile allowance and the Company’s contribution to the 401(k) Plan and SERP plan for the full year preceding the change in control), (iii) 300% annual incentive compensation at target level in year of termination, (iv) all unvested outstanding options and shares of restricted stock become fully vested, (v) health and welfare continuation of plans for 24 months following termination or until coverage with subsequent employer begins, (vi) payment of vested SERP account balance and (vii) gross-up of IRC Section 4999 excise tax at actual marginal tax rate.

Other Information Related to Summary Compensation Table

Stock Awards and Option Awards

See “Compensation Structure – Pay Elements – Details – Equity – Based Awards” under the Compensation Discussion and Analysis for a discussion on stock awards and option awards.

Non-Equity Incentive Plan Compensation

See “Compensation Structure – Pay Elements – Details – Annual Incentive Compensation” under the Compensation Discussion and Analysis for a discussion on non-equity incentive plan compensation.

Change in Pension Value and Non-Qualified Deferred Compensation Earnings

For employees of the Company, including Named Executive Officers, we do not maintain a qualified defined benefit plan.

We maintain a Supplemental Executive Retirement Plan for certain eligible participants who are not able to receive the full Company matching contribution under our 401(k) Plan due to certain limits. The SERP provides for various vesting schedules based on the timing of the contribution. Vesting will also occur upon a participant’s death, disability or attainment of age 65 or upon a change in control, in each case, while employed. Investment return on the contributions is generally equal to the earnings and losses that would occur if 40% of the contributions were invested in the Company stock fund under our 401(k) Plan and 60% were invested in the other investment alternatives available under our 401(k) Plan. A participant’s vested SERP benefit is paid following a termination of employment (subject to a six month delay in certain instances) or a change in control.

All Other Compensation

See “Compensation Structure – Pay Elements – Details – Other Benefits and Perquisites” under the Compensation Discussion and Analysis for a discussion on all other compensation.

Grants of Plan-Based Awards for Fiscal 2008

										All Other
										Option
									All Other	Awards[4]:		Grant
									Stock	Number		Date
			Estimated Potential Payouts Under			Estimated Future Payouts			Awards[3]:	of	Exercise	Fair
			Non-Equity Incentive Plan Awards			Under Equity Incentive Plan Awards			Number	Securities	or Base	Value of
									of Shares	Underly-	Price of	Stock
Name and	Type		Thres-			Thres		Maxi-	of Stock	ing	Option	and
Principal	of	Grant	hold	Target	Maximum	-hold	Target	mum[2]	or Units	Options	Awards	Option
Position	Grant[1]	Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)	Awards[5]
Stanley M. Bergman
Chairman and
Chief Executive	162(m)	n/a	$0	$1,509,375	$2,960,100				n/a
Officer (Principal	PIP	n/a	$0	$215,625	$247,969				n/a
Executive	RS	3/3/2008				0	10,018	n/a	n/a			$475,488
Officer)	SO	3/3/2008							n/a	46,012	$59.89	$600,000

James P. Breslawski
President and	PIP	n/a	$55,000	$500,000	$936,264				n/a
Chief Operating	RS	3/3/2008				0	7,513	n/a	n/a			$356,632
Officer	SO	3/3/2008							n/a	34,509	$59.89	$450,000

Steven Paladino Executive Vice
President and Chief Financial Officer
(Principal	PIP	n/a	$28,000	$400,000	$700,000				n/a
Financial	RS	3/3/2008				0	6,261	n/a	n/a			$297,203
Officer)	SO	3/3/2008							n/a	28,757	$59.89	$375,000

Stanley Komaroff	PIP	n/a	$20,000	$400,000	$634,000				n/a
	RS	3/3/2008				0	6,261	n/a	n/a			$297,203
Senior Advisor	SO	3/3/2008							n/a	28,757	$59.89	$375,000

Mark E. Mlotek Executive Vice President,
Corporate	PIP	n/a	$12,200	$400,000	$649,200				n/a
Business	RS	3/3/2008				0	6,261	n/a	n/a			$297,203
Development	SO	3/3/2008							n/a	28,757	$59.89	$375,000

1 “PIP” means annual bonuses paid under the Company’s 2007 PIP. “162(m)” means annual bonuses paid under the Company’s Section 162(m) Cash Bonus Plan. “RS” means performance-based restricted stock awards made pursuant to the Company’s 1994 Stock Incentive Plan. “SO” means time-based options awards made pursuant to the Company’s 1994 Stock Incentive Plan. See “Compensation Structure – Pay Elements – Details – Annual Incentive Compensation” under the Compensation Discussion and Analysis for a discussion on the PIP and the Section 162(m) Cash Bonus Plan.

2 The 2008 LTIP provides that EPS results above target generate additional payouts and the award potential is uncapped.

3 None of the Named Executive Officers were awarded time-based restricted stock in Fiscal 2008.

4 Time-based option awards made pursuant to the Company’s 1994 Stock Incentive Plan.

5 These amounts are valued based on the aggregate grant date fair value of the award determined in accordance with FAS 123R. The method and assumptions used to determine the compensation cost of the award over the requisite service period are discussed in Note 14 to our consolidated financial statements in our annual report on Form 10-K filed on February 24, 2009. The amounts reflect the accounting expense for these awards and do not correspond to actual value that may be recognized by such persons with respect to these awards. Such number excludes shares of performance-based restricted stock which we estimate will not be issued relating to the performance-based restricted stock grant under the 2008 LTIP.

Estimated Potential Payouts Under Non-Equity Incentive Plan Awards

The PIP awards paid to the Named Executive Officers appear in the Summary Compensation Table in the column captioned “Non-Equity Incentive Plan Compensation.” The threshold, target and maximum amount of these PIP awards appear in the Grants of Plan-Based Awards Table in the column captioned “Estimated Future Payouts Under Non-Equity Incentive Plan Awards.”

Estimated Future Payouts Under Equity Incentive Plan Awards, All Other Stock Awards and All Other Option Awards

Awards of the Performance-Contingent Restricted Shares and option awards paid to the Named Executive Officers appear in the Summary Compensation Table in the columns captioned “Stock Awards” and “Option Awards.” We did not grant Named Executive Officers time-based restricted stock in fiscal 2008.

The threshold, target and maximum amount of the Performance-Contingent Restricted Shares appear in the Grants of Plan-Based Awards Table in the column captioned “Estimated Future Payouts Under Equity Incentive Plan Awards.”

Exercise or Base Price of Option Awards

See “Compensation Structure – Pay Elements – Details – Equity-Based Awards” under the Compensation Discussion and Analysis for a discussion on the exercise price of option awards.

Outstanding Equity Awards at 2008 Fiscal Year-End

	Option Awards					Stock Awards
			Equity					Equity
			Incentive					Incentive
			Plan					Plan	Equity
			Awards:			Number		Awards:	Incentive Plan
			Number of			of	Market	Number of	Awards:
			Securities			Shares	Value of	Unearned	Market or
	Number of	Number of	Underly-			or Units	Shares or	Shares,	Payout Value
	Securities	Securities	ing			of Stock	Units of	Units or	of Unearned
	Underlying	Underlying	Unexercis-			That	Stock	Other	Shares, Units
	Unexercised	Unexercised	ed	Option		Have	That	Rights That	or Other Rights
	Options	Options	Unearned	Exercise	Option	Not	Have Not	Have Not	That Have Not
Name and	(#)	(#)	Options[2]	Price	Expiration	Vested[4]	Vested[4]	Vested[5]	Vested[6]
Principal Position	Exercisable	Unexercisable[1]	(#)	($)	Date[3]	(#)	($)	(#)	($)
Stanley M. Bergman
Chairman and Chief
Executive Officer	16,533	16,534	0	$47.31	03/02/2016	0	$0	30,757	$1,088,182
(Principal Executive	9,379	28,139	0	$51.23	03/05/2017
Officer)	0	46,012	0	$59.89	03/03/2018

	46,000	0	0	$20.41	03/05/2012	0	$0	24,782	$876,787
	50,000	0	0	$19.42	02/25/2013
	50,000	0	0	$35.49	02/18/2014
	28,125	9,375	0	$39.43	03/09/2015
	15,000	5,000	0	$42.58	09/22/2015
James P. Breslawski	13,641	13,641	0	$47.31	03/02/2016
President and Chief	7,741	23,225	0	$51.23	03/05/2017
Operating Officer	0	34,509	0	$59.89	03/03/2018

	50,000	0	0	$14.31	03/01/2011	0	$0	20,364	$720,478
	52,000	0	0	$20.41	03/05/2012
Steven Paladino	52,000	0	0	$19.42	02/25/2013
Executive Vice	52,000	0	0	$35.49	02/18/2014
President and Chief	29,250	9,750	0	$39.43	03/09/2015
Financial Officer	11,161	11,162	0	$47.31	03/02/2016
(Principal Financial	6,332	18,997	0	$51.23	03/05/2017
Officer)	0	28,757	0	$59.89	03/03/2018

	26,000	0	0	$34.41	12/01/2013	0	$0	20,364	$720,478
	50,400	0	0	$35.49	02/18/2014
	28,350	9,450	0	$39.43	03/09/2015
	11,161	11,162	0	$47.31	03/02/2016
Stanley Komaroff	6,332	18,997	0	$51.23	03/05/2017
Senior Advisor	0	28,757	0	$59.89	03/03/2018

	2,985	0	0	$20.41	03/05/2012	0	$0	20,364	$720,478
	50,000	0	0	$35.49	02/18/2014
Mark E. Mlotek	28,125	9,375	0	$39.43	03/09/2015
Executive Vice	11,161	11,162	0	$47.31	03/02/2016
President, Corporate	6,332	18,997	0	$51.23	03/05/2017
Business Development	0	28,757	0	$59.89	03/03/2018

1 All options granted in 2003 or earlier vest one-third per year over three years. All options granted in 2004 or later vest one-fourth per year over four years.

2 The Company does not issue performance-based options.

3 All options granted under the 1994 Stock Incentive Plan have a ten year term unless otherwise terminated earlier in accordance with the plan.

4 The Company did not issue time-based restricted stock to the Named Executive Officers prior to March 2009.

5 Performance-based restricted stock awards (three year cliff vesting) granted in 2006, 2007 and 2008 under the Company’s 1994 Stock Incentive Plan. As the threshold payout amount is zero, such number represents the number of shares based on the target payout and includes additional shares of performance-based restricted stock which were issued relating to the performance-based restricted stock grants under the 2006 LTIP which vested on March 2, 2009 and excludes shares of performance-based restricted stock which we estimate will not be issued relating to the performance-based restricted stock grants under the 2007 LTIP and 2008 LTIP.

6 Based on the closing market price of $35.38 of the Company’s common stock on December 26, 2008.

Option Exercises and Stock Vested for Fiscal 20081

	Option Awards		Stock Awards
	Number of Shares Acquired		Number of Shares Acquired
	on Exercise	Value Realized on Exercise	on Vesting	Value Realized on Vesting
Name and Principal Position	(#)	($)	(#)	($)
Stanley M. Bergman
Chairman and Chief Executive Officer (Principal Executive Officer)	0	$0	0	$0

James P. Breslawski
President and Chief Operating Officer	0	$0	0	$0

Steven Paladino Executive Vice President and Chief Financial Officer (Principal Financial Officer)	48,000	$2,550,496	0	$0

Stanley Komaroff Senior Advisor	12,000	$315,741	0	$0

Mark E. Mlotek Executive Vice President, Corporate Business Development	23,690	$856,634	0	$0

1 The value realized from exercised options is deemed to be the market value of the common stock on the date of exercise, less the exercise price of the option, multiplied by the number of shares of common stock underlying the option.

Nonqualified Deferred Compensation for Fiscal 20081

	Executive	Registrant		Aggregate	Aggregate Balance
	Contributions in Last	Contributions in Last	Aggregate Earnings	Withdrawals/	at Last Fiscal Year
	Fiscal Year	Fiscal Year	in Last Fiscal Year	Distributions	End
Name and Principal Position	($)	($)	($)	($)	($)
Stanley M. Bergman Chairman and Chief Executive Officer (Principal Executive Officer)	$0	$58,423	$(351,238)	$0	$667,974
James P. Breslawski President and Chief Operating Officer	$0	$25,914	$(156,200)	$0	$294,646
Steven Paladino Executive Vice President and Chief Financial Officer (Principal Financial Officer)	$0	$23,519	$(128,873)	$0	$247,099
Stanley Komaroff Senior Advisor	$0	$23,382	$(20,571)	$0	$47,577
Mark E. Mlotek Executive Vice President, Corporate Business Development	$0	$23,298	$(114,021)	$0	$221,841

1 The following table provides information regarding our SERP. See “Compensation Structure – Pay Elements – Details – Other Benefits and Perquisites” under the Compensation Discussion and Analysis for a discussion on our SERP.

Director Compensation for Fiscal 2008

					Change in Pension
				Non-Equity	Value and Nonqualified
	Fees Earned or			Incentive Plan	Deferred Compensation	All Other
	Paid in Cash[1]	Stock Awards[2]	Option Awards[3]	Compensation[4]	Earnings[5]	Compensation	Total
Name	($)	($)	($)	($)	($)	($)	($)
Barry J. Alperin	$89,500	$72,021	$128,500	$0	$0	$0	$290,021
Paul Brons	$56,000	$72,021	$119,596	$0	n/a	$0	$247,617
Margaret A. Hamburg, M.D.	$62,500	$72,021	$128,500	$0	$0	$8,000[6]	$271,021
Donald J. Kabat	$85,500	$72,021	$128,500	$0	$0	$0	$286,021
Philip A. Laskawy	$83,500	$72,021	$128,500	$0	$0	$0	$284,021
Karyn Mashima	$61,000	$10,223	$12,901	$0	$0	$0	$84,124
Norman S. Matthews	$85,000	$72,021	$128,500	$0	$0	$6,000[7]	$291,521
Louis W. Sullivan, M.D.	$72,500	$72,021	$128,500	$0	$0	$13,000[8]	$286,021

1 These cash fee amounts have not been reduced to reflect a director’s election to defer receipt of cash fees pursuant to the Non-Employee Director Deferred Compensation Plan; these deferrals are indicated in footnote 5 below.

2 Includes restricted stock and restricted stock unit awards valued based on compensation cost of the award over the requisite service period, as described in FAS 123R. The method and assumptions used to determine the compensation cost of the award over the requisite service period are discussed in Note 14 to our consolidated financial statements in our annual report on Form 10-K filed on February 24, 2009. The grant date fair value of the restricted stock and restricted stock unit awards computed in accordance with FAS 123R for each outside director is $103,000.

3 Includes option awards which value is based on compensation cost of the award over the requisite service period, as described in FAS 123R. The method and assumptions used to determine the compensation cost of the award over the requisite service period are discussed in Note 14 to our consolidated financial statements in our annual report on Form 10-K filed on February 24, 2009. The grant date fair value of the option awards computed in accordance with FAS 123R for each outside director is $103,000. The aggregate number of option awards outstanding and exercisable at fiscal year end for each outside director is set forth in the following table:

Aggregate Number of Option Awards
Outstanding and Exercisable at Fiscal
2008 Year End
Name	(#)
Barry J. Alperin	91,453
Paul Brons	16,453
Margaret A. Hamburg, M.D.	51,453
Donald J. Kabat	86,453
Philip A. Laskawy	66,453
Karyn Mashima	0
Norman S. Matthews	66,453
Louis W. Sullivan, M.D.	50,953

4 The Company does not grant performance-based bonuses to outside directors.

5 Messrs. Alperin, Kabat, Laskawy and Matthews, Drs. Hamburg and Sullivan and Ms. Mashima each participated in the Non-Employee Director Deferred Compensation Plan in 2008. Messrs. Alperin, Kabat, Laskawy and Matthews, Drs. Hamburg and Sullivan and Ms. Mashima elected to defer the following amounts during fiscal 2008: $55,000; $14,375; $83,500; $85,000; $62,500; $72,500 and $48,500, respectively.

6 Dr. Hamburg received compensation for her attendance at the Company’s Medical Advisory Board meetings.

7 Mr. Matthews received compensation for his attendance at the Company’s Medical Advisory Board meetings.

8 Dr. Sullivan received compensation for his attendance at the Company’s Medical Advisory Board meetings and for serving as the Board’s Chairman.

Fees Earned or Paid in Cash

Directors who are employees of the Company receive no compensation for service as directors. Directors who are not officers or employees of the Company receive such compensation for their services as the Board of Directors may determine from time to time. In light of the increasing time commitment and demands required by the Company’s directors and upon the recommendation of the Compensation Committee, the Board of Directors determined to increase director compensation for fiscal 2008. In fiscal 2008, Messrs. Alperin, Brons, Kabat, Laskawy and Matthews, Drs. Hamburg and Sullivan and Ms. Mashima each received a $50,000 annual retainer (an increase of $10,000 over the annual retainer paid in 2007), an additional $2,000 for each Board of Directors meeting attended and $1,500 for each committee meeting attended and a $5,000 retainer for service as a Committee Chairperson, except for the Audit Committee Chairperson who received a $7,500 retainer.

Stock Awards and Option Awards

On March 3, 2008, each of Messrs. Alperin, Brons, Kabat, Laskawy and Matthews, Drs. Hamburg and Sullivan, and on June 27, 2008, Ms. Mashima, received 50% of their equity awards in the form of options and 50% in the form of restricted stock (other than Mr. Brons who received restricted stock units), under the Company’s 1996 Non-Employee Director Stock Incentive Plan. Each (other than Ms. Mashima) received options to purchase 7,898 shares of our common stock at an exercise price of $59.89 per share and 1,719 shares of restricted stock or restricted stock units, as the case may be, with each award having a grant fair value of $103,000. Ms. Mashima received options to purchase 8,987 shares of our common stock at an exercise price of $51.41 per share and 2,003 shares of restricted stock, each award having a grant fair value of $103,000. Additionally, on March 9, 2009, each (including Ms. Mashima) received 5,384 restricted stock units, each award having a grant fair value of $185,400. The value of the equity-based awards granted to the Non-Employee Directors on March 9, 2009 was reduced by 10% compared with the value of the equity-based awards received by the Non-Employee Directors in fiscal 2008. All such grants were issued on the date they were approved by the Compensation Committee, except for Ms. Mashima’s which, similar to new hires, was issued on the last business day of the quarter in which she was elected to the Board of Directors. The exercise price for options is the grant date closing market price per share. The options use time-based vesting and vest in four equal annual installments beginning on the first anniversary of the grant date, based on continued service through the applicable vesting date. The restricted stock and restricted stock units use time-based vesting and vest at the end of four years from the grant date, based on continued service through the applicable vesting date.

Beginning with the March 9, 2009 restricted stock unit award, non-employee directors are eligible to defer the date upon which all or a portion of their restricted stock units will be paid out to either (i) a specified payment date occurring on the third, fifth, seventh or tenth anniversary of the scheduled vesting date, or (ii) the date of the termination of their services that occurs after the scheduled vesting date. If the deferral election is chosen, to the extent vested, payment will be made within the 30 day period following the earliest of the following to occur: (1) the elected deferred payment date; (2) the participant’s death; (3) the participant’s disability; (4) the participant’s termination of services (other than as a result of death or disability); or (5) a change of control of the Company. Participants are also permitted to further defer the payment date of their restricted stock units in accordance with Section 409A of the Code for one or more additional periods of at least five years (but not more than ten years) beyond the previously elected deferred payment date.

The Compensation Committee assesses “competitive market” compensation when determining the amount of equity awards to grant outside directors. The Compensation Committee reviews outside director compensation, including equity awards, against the same peer companies that it uses when evaluating executive officer compensation. The Compensation Committee also reviews, for purposes of determining outside director equity awards, the companies with revenues between $4 billion and $8 billion that it reviews for evaluation of executive officer compensation. See “Compensation Structure – Pay Elements – Details – Pay Levels and Benchmarking” under Compensation Discussion and Analysis.

Non-Equity Incentive Plan Compensation

We do not issue non-equity incentive plan compensation to outside directors.

Change in Pension Value and Non-Qualified Deferred Compensation Earnings

For directors, we do not maintain a qualified defined benefit plan.

Since January 2004, non-employee directors have been eligible to defer all or a portion of certain “eligible director fees” under our Non-Employee Director Deferred Compensation Plan in the form of cash and are deemed to be invested in our common stock in the form of a unit measurement, called a “phantom share.” A phantom share is the equivalent to one share of our common stock. Shares of our common stock available for issuance under the Non-Employee Director Deferred Compensation Plan are funded from shares of our common stock that are available under our 1996 Non-Employee Director Stock Incentive Plan, and such an award under the Non-Employee Director Deferred Compensation Plan constitutes an “Other Stock-Based Award” under the 1996 Non-Employee Director Stock Incentive Plan. Drs. Hamburg and Sullivan, Messrs. Kabat, Laskawy and Matthews and Ms. Mashima each participate in the Non-Employee Director Deferred Compensation Plan. The amounts set forth in the Director Compensation Table above under “Change in Pension Value and Nonqualified Deferred Compensation Earnings” represent the change in the market value of the phantom shares allocated to each such director’s account.

All Other Compensation

Each of Drs. Hamburg and Sullivan and Mr. Matthews are members of our Medical Advisory Board. In fiscal 2008, each received $2,000 for each Medical Advisory Board meeting attended and Dr. Sullivan received a $1,250 quarterly retainer for his service as Chairman of the Medical Advisory Board.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On an ongoing basis, the Audit Committee is required by its charter to review all “related party transactions” (those transactions that are required to be disclosed in this proxy statement by SEC Regulation S-K, Item 404 and under Nasdaq’s rules), if any, for potential conflicts of interest and all such transactions must be approved by the Audit Committee.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee during fiscal 2008 were Messrs. Alperin, Kabat and Matthews.

During fiscal 2008:

•	none of the members of the Compensation Committee was an officer (or former officer) or employee of the Company or any of its subsidiaries;

•	none of the members of the Compensation Committee had a direct or indirect material interest in any transaction in which the Company was a participant and the amount involved exceeded $120,000;

•	none of our executive officers served on the compensation committee (or another board committee with similar functions or, if none, the entire board of directors) of another entity where one of that entity’s executive officers served on our Compensation Committee;

•	none of our executive officers was a director of another entity where one of that entity’s executive officers served on our Compensation Committee; and

•	none of our executive officers served on the compensation committee (or another board committee with similar functions or, if none, the entire board of directors) of another entity where one of that entity’s executive officers served as a director on our Board of Directors.

PROPOSAL 2
AMENDMENT TO
HENRY SCHEIN, INC. 1994 STOCK INCENTIVE PLAN

The Company maintains the Henry Schein, Inc. 1994 Stock Incentive Plan, as amended from time to time (the “1994 Incentive Plan”), for the benefit of key employees and consultants of the Company and its subsidiaries. The proposed amendment to the 1994 Incentive Plan, which was unanimously adopted by the Board of Directors on March 9, 2009 subject to stockholder approval at the 2009 Annual Meeting, would:

1.	increase the maximum aggregate number of shares of the Company’s common stock issuable with respect to all awards under the 1994 Incentive Plan by 3.3 million shares (approximately 3.7% of the currently outstanding shares of common stock) to a maximum of 27,079,270 shares;
2.	implement a “fungible share limit” where each share of common stock subject to full value awards (e.g., restricted stock and restricted stock units) granted on or after the date of the 2009 Annual Meeting will be counted against the aggregate maximum share limit under the 1994 Incentive Plan as two shares for every share granted;
3.	provide that, with respect to future awards, a “change of control” under the Plan will occur upon the consummation of certain corporate transactions rather than stockholder approval of the transaction and
4.	provide a minimum vesting schedule with respect to future awards of restricted stock and restricted stock units.

As of April 6, 2009, 3,346,460 shares of common stock remain authorized for issuance with respect to all awards, of which a maximum of 702,560 shares may be issued in the form of restricted stock and restricted stock units. A total of 475,794 shares were previously granted in the form of Class A Options. No new Class A Options may be issued under the 1994 Incentive Plan. The Board of Directors believes that it is desirable to increase the total number of shares available under the 1994 Incentive Plan in order to attract, motivate and retain key employees of, and consultants to, the Company and its subsidiaries, including key employees of corporations or businesses that are acquired by the Company, and since the current share reserve under the 1994 Incentive Plan is expected to be fully utilized in the near term.

As of April 6, 2009, under the 1994 Incentive Plan, (i) options to purchase 6,173,022 shares were granted and remain outstanding (with a weighted average exercise price of $40.35 and a weighted average remaining term of 5.8 years), (ii) 1,219,272 shares of restricted stock and/or restricted stock units were granted and remain outstanding and (iii) 3,346,460 shares remain available for future grants of all awards, of which a maximum of 702,560 shares may be issued in the form of restricted stock and restricted stock units. As of April 6, 2009, under the 1996 Non-Employee Director Stock Incentive Plan (the “1996 Director Plan”), (i) options to purchase 527,012 shares were granted and remain outstanding (with a weighted average exercise price of $36.61 and a weighted average remaining term of 5.3 years), (ii) 86,032 shares of restricted stock and/or restricted stock units were granted and remain outstanding and (iii) 145,456 shares remain available for future grants of options, restricted stock and/or restricted stock units. In each case, these share amounts exclude any shares that may become available as a result of the expiration or termination without exercise of currently outstanding options, restricted stock and restricted stock units. The 1994 Incentive Plan and the 1996 Director Plan are the only plans that are currently active from which shares will be issued.

In addition, the Board of Directors is also submitting the 1994 Incentive Plan to the stockholders of the Company to re-approve the performance goals under the 1994 Incentive Plan so that certain incentive awards granted under the 1994 Incentive Plan to executive officers of the Company may qualify as exempt performance-based compensation under Section 162(m) of the Code, which otherwise generally disallows the corporate tax deduction for certain compensation paid in excess of $1,000,000 annually to each of the chief executive officer and the three other most highly paid executive officers of publicly held companies (other than the chief financial officer). Section 162(m) of the Code generally requires such performance goals to be approved by stockholders every five years.

Finally, the Board of Directors has also adopted certain other minor clarifying amendments to the 1994 Incentive Plan, to reflect developments in applicable law and equity compensation practices. In particular, the Board of Directors has adopted a minimum vesting schedule with respect to future grants of restricted stock and restricted stock units. Awards of restricted stock and restricted stock units that vest based (i) in whole or in part on the attainment of performance goals, will have a minimum vesting period of one year, and (ii) solely on the continued performance of services for the Company and its subsidiaries, will have a minimum vesting period of three years (with a maximum of 1/3 of such awards vesting on each of the first three anniversaries of the date of grant). Notwithstanding such minimum vesting periods, such awards may vest earlier upon a change in control or a participant’s death, disability or retirement. In addition, awards of restricted stock and restricted stock units may be granted with respect to up to 5% of the total number of shares reserved for awards under the 1994 Incentive Plan which are not subject to such minimum vesting provisions.

In the event that the requisite stockholder approval of the 1994 Incentive Plan, as amended, is not obtained, the amended plan will not take effect to the extent stockholder approval is required, but the Company may continue to grant awards under the 1994 Incentive Plan in accordance with its terms and the current share reserve under the 1994 Incentive Plan.

The following description of the 1994 Incentive Plan, as amended, is a summary of its principal provisions and is qualified in its entirety by reference to the 1994 Incentive Plan, as amended by Amendment No. 1 and Amendment No. 2. The 1994 Incentive Plan is incorporated by reference from our definitive 2007 Proxy Statement on Schedule 14A filed on April 10, 2007. Amendment No. 1 to the 1994 Incentive Plan is incorporated by reference from our Annual Report on Form 10-K for the fiscal year ended December 27, 2008 filed on February 24, 2009. A copy of Amendment No. 2 to the 1994 Incentive Plan is attached hereto as Exhibit A.

Description of the 1994 Incentive Plan

Purpose

The purpose of the 1994 Incentive Plan is to enable the Company and its designated subsidiaries to attract, retain and motivate key employees and consultants who are important to the success and growth of the Company, and to create a mutuality of interest between such individuals and the stockholders of the Company by granting such individuals options, stock appreciation rights, restricted stock awards and restricted stock unit awards.

Share Reserve

Under the 1994 Incentive Plan, a maximum of 27,079,270 shares of common stock are authorized for issuance pursuant to all awards granted under the 1994 Incentive Plan, provided, however, that of such amount, and a maximum of 475,794 shares of common stock are authorized for issuance pursuant to Class A Options, subject, in each case, to antidilution adjustments. No Class A Options were outstanding as of April 6, 2009. No new Class A Options may be issued. Class B Options to purchase an aggregate of 6,173,022 shares of common stock were granted and remain outstanding as of such date (with a weighted average exercise price of $40.35 per share and a weighted average remaining term of 5.8 years) and 1,219,272 shares of restricted stock and/or restricted stock units were granted and remain outstanding. Any shares of our common stock that have been or will be issued pursuant to options or stock appreciation rights will be counted against the aggregate maximum share limit under the 1994 Incentive Plan as one share for every share granted. Any shares that are issued pursuant to awards of restricted stock or restricted stock units granted on or after the date of the 2009 Annual Meeting will be counted against the aggregate maximum share limit under the 1994 Incentive Plan as two shares for every share granted. If any shares subject to an option or stock appreciation right are forfeited, cancelled, exchanged or surrendered without having been exercised in full or terminate or expire without a distribution of shares to the participant, the number of shares underlying any such unexercised award will again be available for the purpose of awards under the 1994 Incentive Plan as one share for every share granted. If any shares that were issued pursuant to an award of restricted stock or restricted stock units granted on or after the date of the 2009 Annual Meeting are forfeited for any reason, two shares for every share granted will again be available for the purpose of awards under the 1994 Incentive Plan. In addition, the number of shares available for the purpose of awards under the 1994 Incentive Plan will be reduced by (i) the total number of options or stock appreciation rights exercised, regardless of whether any shares underlying such awards are not actually issued to the participant as a result of a net settlement, (ii) any shares used to pay any purchase price or tax withholding obligation with respect to any award and (iii) any shares repurchased by the Company on the open market with the proceeds of the purchase price of an option.

Individual Participant Limitations

Except as noted in the next sentence, the maximum number of shares of common stock with respect to which each of options, stock appreciation rights, restricted stock awards and restricted stock unit awards may be granted under the 1994 Incentive Plan to any participant in any fiscal year cannot exceed 200,000 shares (subject to antidilution adjustments). To the extent that the number of shares with respect to which a participant is granted options, stock appreciation rights, restricted stock or restricted stock units, as applicable, during any fiscal year is less than the maximum number of shares for which awards are permitted to be granted to such participant during such fiscal year, the number of shares of common stock available for awards of options, stock appreciation rights, restricted stock and restricted stock units, as applicable, to such participant in the next fiscal year is automatically increased by the number of such shares as to which such awards were not granted.

Administration

The 1994 Incentive Plan may be administered by the Company’s Board of Directors or by a committee (or subcommittee) of two or more directors appointed by the Board of Directors, each of whom qualifies as a non-employee director under Rule 16b-3 promulgated under the Exchange Act, as an outside director under Section 162(m) of the Code and as an independent director under Nasdaq’s Rule 5605(a)(2). The 1994 Incentive Plan is currently administered by the Compensation Committee. The Compensation Committee has the full authority and discretion, subject to the terms of the 1994 Incentive Plan, to determine those individuals who are eligible to be granted awards, the amount and type of awards to be granted, the terms of awards (including, but not limited to, the vesting requirements and the impact of termination of service) and all other terms and conditions of awards. The terms and conditions of specific grants of awards are set forth in written award agreements between the Company and the participant. No award will be granted under the 1994 Incentive Plan on or after March 26, 2017, but awards granted prior to such date may extend beyond that date. The 1994 Incentive Plan is intended to comply with the applicable requirements of Section 162(m) of the Code with respect to awards intended to be “performance-based,” and the 1994 Incentive Plan will be limited, construed and interpreted in a manner so as to comply with such intent. Accordingly, the performance goals described below are being submitted to stockholders for re-approval in accordance with Section 162(m) of the Code, and will be re-submitted to stockholders for subsequent re-approval no later than the Company’s 2014 Annual Meeting in accordance with Section 162(m) of the Code.

Amendment and Termination

The 1994 Incentive Plan provides that it may be amended by the Company’s Board of Directors or the Compensation Committee except that no amendment may, without the approval of stockholders of the Company, (i) increase the total number of shares that may be issued under the 1994 Incentive Plan or that may be acquired upon exercise or vesting of awards granted under the Plan (except for antidilution adjustments), (ii) increase the maximum individual participant limitations for a fiscal year (except for antidilution adjustments), (iii) change the types of employees, consultants or other advisors eligible to be participants under the 1994 Incentive Plan, (iv) effect any change that would require stockholder approval under Section 162(m) of the Code, including, without limitation, alter the performance goals applicable to outstanding awards, (v) reduce the purchase price of any outstanding awards (except for antidilution adjustments), (vi) extend the maximum term of an option, (vii) award any option or stock appreciation right in replacement of a cancelled option or stock appreciation right with a higher exercise price or (viii) effect any change that would require stockholder approval in order for the 1994 Incentive Plan to continue to comply, to the extent applicable to incentive options, with the applicable provisions of Section 422 of the Code, or with respect to any award, to make any other amendment that would require stockholder approval under the rules of any exchange or system on which the Company’s securities are listed or traded.

Options

Options granted under the 1994 Incentive Plan entitle the holder to purchase a specified number of shares of common stock, subject to vesting provisions, at a price set by the Compensation Committee at the time of grant, provided that the exercise price of an incentive option or a Class B option may not be less than 100% of the fair market value of a share of common stock on the grant date (not less than 110% in the case of incentive options granted to owners of 10% or more of the Company’s outstanding voting stock). The term of each option is specified by the Compensation Committee upon grant, but may not exceed ten years from the date of grant (five years in the case of incentive options granted to owners of 10% or more of the Company’s outstanding voting stock). The Compensation Committee determines the time or times at which each option may be exercised. Options may become exercisable in installments, and the exercisability of options may be accelerated in some cases, including upon a change of control of the Company (as defined in the 1994 Incentive Plan).

Under the 1994 Incentive Plan, the Compensation Committee may grant incentive options that qualify under Section 422 of the Code or non-qualified options. Incentive options are subject to certain requirements under the 1994 Incentive Plan as well as under the Code.

A participant may elect to exercise one or more of his or her options by giving written notice to the Compensation Committee of such election at any time. The participant must specify the number of options to be exercised and provide payment in full of the aggregate purchase price for the shares of common stock for which options are being exercised. Payment may be made (i) in cash or by check, bank draft or money order, (ii) if so permitted by the Compensation Committee, through delivery of unencumbered shares of common stock (which have been owned by such participant for such period as may be required by applicable accounting standards to avoid a charge to the Company’s earnings), through a combination of cash and shares, or through a promissory note to the extent permitted by applicable law, or (iii) on such other term and conditions as may be acceptable to the Compensation Committee or as set forth in the participant’s option agreement.

In general, unless otherwise determined by the Compensation Committee and set forth in an award agreement, all unvested options will terminate upon a termination of service for any reason, and vested options will generally remain exercisable for a period of three months following termination of service. However, in the event of a participant’s death, a participant’s vested options will generally remain exercisable for a period of one year following death, unless otherwise determined by the Compensation Committee. In the event of a participant’s termination of service as a result of disability or as a result of retirement at or after age 65, a participant’s vested options will generally remain exercisable for a period of one year following such termination, unless otherwise determined by the Compensation Committee. Upon a termination of employment or consultancy for cause (as defined in the 1994 Incentive Plan), all outstanding options (whether vested or unvested) are forfeited and cancelled in their entirety, and the Compensation Committee may require a participant to promptly repay to the Company (and the Company has the right to recover) any gain realized upon exercise of an option.

Stock Appreciation Rights

Stock appreciation rights (“SARs”) may be granted either with an option (a tandem SAR) or independent of an option (a non-tandem SAR) to employees and consultants. A SAR is a right to receive a payment either in cash and/or common stock (as determined by the Compensation Committee) equal in value to the excess of the fair market value of one share of common stock on the date of exercise over the exercise price per share of the SAR. A non-tandem SAR is subject to the terms and conditions of the 1994 Incentive Plan, including, without limitation, the purchase price may not be less than 100% of the fair market value of a share of common stock on the date of grant and the post-termination exercise periods applicable to options are applicable to SARs (unless otherwise provided in an award agreement). Limited SARs may also be granted under the 1994 Incentive Plan and may be exercised only upon the occurrence of a change of control or such other events designated by the Compensation Committee.

A tandem SAR is subject to the same terms and conditions of the related option, and, therefore, terminates and is no longer exercisable upon the termination or the exercise of the option granted in conjunction with the SAR and the purchase price may not be less than 100% of the fair market value of a share of common stock on the date of grant. The term of each non-tandem SAR will be fixed by the Compensation Committee, but, in any event, will not be in excess of ten years from the date of grant. Tandem SARs may be exercised only at the times and to the extent that the options to which they relate are exercisable, and the Compensation Committee determines at grant when non-tandem SARs are exercisable.

Restricted Stock and Restricted Stock Units

The Compensation Committee will determine the key employees and consultants to whom, and the time or times at which, grants of restricted stock or restricted stock units will be made, the number of shares to be awarded, the purchase price (if any) to be paid, the time or times at which such awards may be subject to forfeiture (if any), the vesting schedule (if any) and rights to accelerated vesting and all other terms and conditions of the restricted stock or restricted stock unit award. Unless otherwise determined by the Compensation Committee at grant or thereafter, upon a participant’s termination of employment or termination of consultancy (as applicable) for any reason during the relevant restriction period, all restricted stock and restricted stock units still subject to restriction will be forfeited. The Compensation Committee may condition the grant or vesting of restricted stock or restricted stock units upon the attainment of specified performance targets or such other factors as the Compensation Committee may determine. Awards of restricted stock and restricted stock units that vest based (i) in whole or in part on the attainment of performance goals, will have a minimum vesting period of one year and (ii) solely on the continued performance of services for the Company and its subsidiaries, will have a minimum vesting period of three years (with a maximum of 1/3 of such awards vesting on each of the first three anniversaries of the date of grant). Notwithstanding such minimum vesting periods, such awards may vest earlier upon a change in control or a participant’s death, disability or retirement. In addition, awards of restricted stock and restricted stock units may be granted with respect to up to 5% of the total number of shares reserved for awards under the 1994 Incentive Plan which are not subject to such minimum vesting provisions. Awards of restricted stock or restricted stock units granted under the 1994 Incentive Plan may or may not be intended to comply with the “performance-based” compensation exception under Section 162(m) of the Code.

Performance Goals

Awards of restricted stock or restricted stock units that are intended to comply with the “performance-based” compensation exception under Section 162(m) of the Code, will be granted or vest based upon the attainment of pre-established objective performance goals established by the Compensation Committee by reference to one or more of the following: (i) enterprise value or value creation targets, after-tax or pre-tax profits, operational cash flow, earnings per share or earnings per share from continuing operations, net sales, revenues, net income or earnings before income tax or other exclusions, return on capital, market share or after-tax or pre-tax return on stockholder equity of the Company; (ii) the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Compensation Committee; (iii) the fair market value of the shares of the Company’s common stock; (iv) the growth in the value of an investment in the Company’s common stock assuming the reinvestment of dividends; (v) controllable expenses or costs or other expenses or costs of the Company or (vi) economic value added targets based on a cash flow return on investment formula. The performance goals may be based upon the attainment of specified levels of the Company or a subsidiary, division, other operational unit or administrative department of the Company.

Nontransferability of Awards

Generally, awards granted under the 1994 Incentive Plan are not transferable by a participant other than by will or by the laws of descent and distribution, except that the Compensation Committee may provide that a non-qualified option is transferable to a participant’s family members (as defined in the 1994 Incentive Plan).

Outstanding Awards

As of April 6, 2009, the following outstanding awards have been granted under the 1994 Incentive Plan to each of the Named Executive Officers, all current executive officers as a group and all other employees, respectively:

	Number of	Weighted Average	Number of Shares
	Shares Underlying	Exercise Price of	Underlying Restricted Stock
Name and Principal Position	Options/SARs	Options/SARs	Awards/Stock Unit Awards
Stanley M. Bergman
Chairman and Chief Executive Officer (Principal Executive Officer)	116,597	$53.54	47,904

James P. Breslawski
President and Chief Operating Officer	296,257	$36.99	36,681

Steven Paladino
Executive Vice President and Chief Financial Officer (Principal Financial Officer)	321,409	$31.88	30,441

Stanley Komaroff
Senior Advisor	190,609	$43.28	30,441

Mark E. Mlotek
Executive Vice President, Corporate Business Development	166,894	$44.28	30,441

All Executive Officers as a Group (10 people)	1,759,303	$40.38	289,109

All Other Employees	4,407,207	$40.32	930,163

The terms and number of options or other awards to be granted in the future under the 1994 Incentive Plan are to be determined in the discretion of the Compensation Committee. Since no such determinations have yet been made, the benefits or amounts that will be received by or allocated to the Company’s executive officers or other eligible employees or consultants cannot be determined at this time.

Material U.S. Federal Income Tax Consequences Relating to the 1994 Incentive Plan

The following discussion of the principal U.S. federal income tax consequences with respect to options under the 1994 Incentive Plan is based on statutory authority and judicial and administrative interpretations as of the date of this proxy statement, which are subject to change at any time (possibly with retroactive effect) and may vary in individual circumstances. Therefore, the following is designed to provide only a general understanding of the material federal income tax consequences (state and local tax and estate tax consequences are not addressed below). This discussion is limited to the U.S. federal income tax consequences to individuals who are citizens or residents of the U.S., other than those individuals who are taxed on a residence basis in a foreign country.

Incentive Options

Under current U.S. federal income tax laws, the grant of an incentive option can be made solely to employees and generally has no income tax consequences for the optionee or the Company. Options granted under the 1994 Incentive Plan may be designated as incentive options, as defined in the Code, provided that such options satisfy the Code’s requirements for incentive options. In general, neither the grant nor the exercise of an incentive option will result in taxable income to the optionee or a deduction to the Company. The sale of common stock acquired pursuant to the exercise of a stock option which satisfied all the requirements of an incentive option, including the holding period requirements described below, will result in a long-term capital gain or loss to the optionee equal to the difference between the amount realized on the sale and the aggregate option exercise price, and will not result in a tax deduction to the Company. To receive favorable treatment, the optionee must be an employee of the Company (or any subsidiary) at all times during the period beginning on the date of grant of the incentive option and ending on the day three months before the date of exercise, and the optionee must not dispose of the common stock purchased pursuant to the exercise of an option within (i) two years from the date the option is granted and (ii) one year from the date of exercise. Any gain or loss realized on a subsequent disposition of the shares will be treated as capital gain or loss (depending on the applicable holding period).

In general, if the optionee does not satisfy these holding period requirements, any gain equal to the difference between the exercise price and the lesser of (i) the fair market value of the common stock at exercise and (ii) the amount realized on disposition over the exercise price, will constitute ordinary income. Any remaining gain is treated as long-term or short-term capital gain and taxed at the applicable rate, depending on the optionee’s holding period for the sold stock. The Company generally will be entitled to a deduction at that time equal to the amount of ordinary income realized by the optionee, subject to the requirements of Section 162(m) of the Code.

Non-Qualified Options

In general, an optionee will realize no taxable income upon the grant of nonqualified options and the Company will not receive a deduction at the time of such grant, unless the option has a readily ascertainable fair market value at the time of grant. Upon exercise of a nonqualified option, an optionee generally will recognize ordinary income in an amount equal to the excess of the fair market value of the common stock on the date of exercise over the exercise price.

The tax basis of the stock acquired upon the exercise of any option will be equal to the sum of (i) the aggregate exercise price of such option and (ii) the aggregate amount included in income with respect to such option. Any gain or loss on a subsequent sale of stock will be either long-term or short-term capital gain or loss and subject to taxation at the applicable rate, depending on the optionee’s holding period for the sold stock. The Company generally will be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the optionee is considered to have realized ordinary income in connection with the exercise of the option, subject to the requirements of Section 162(m) of the Code.

Certain Other Tax Issues

In addition, (i) any entitlement to a tax deduction on the part of the Company is subject to applicable federal tax rules (including, without limitation, Code Section 162(m) regarding the $1,000,000 limitation on deductible compensation), (ii) the exercise of an incentive option may have implications in the computation of alternative minimum taxable income and (iii) in the event that the exercisability or vesting of any option is accelerated because of a change in control, such option (or a portion thereof), either alone or together with certain other payments, may constitute parachute payments under Section 280G of the Code, which excess amounts may be subject to excise taxes. Officers and directors of the Company subject to Section 16(b) of the Exchange Act may be subject to special tax rules regarding the income tax consequences concerning their options.

THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE VOTES CAST BY OUR STOCKHOLDERS IN PERSON OR REPRESENTED BY PROXY AND ENTITLED TO VOTE ON THE PROPOSED AMENDMENT OF THE 1994 INCENTIVE PLAN AT THE ANNUAL MEETING IS REQUIRED TO APPROVE THE PROPOSED AMENDMENT OF THE 1994 INCENTIVE PLAN. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSED AMENDMENT OF THE 1994 STOCK INCENTIVE PLAN.

PROPOSAL 3
AMENDMENT OF THE
HENRY SCHEIN, INC. SECTION 162(m) CASH BONUS PLAN

The Company maintains the Henry Schein, Inc. Section 162(m) Cash Bonus Plan, as amended from time to time (the “Bonus Plan”), which provides for annual incentive payments to certain key executives of the Company. On March 9, 2009, the Board of Directors unanimously approved an amendment to the Bonus Plan, subject to stockholder approval at the 2009 Annual Meeting, to extend the termination date so that bonuses may be payable under the Bonus Plan with respect to any period beginning after December 31, 2009 and ending on or prior to December 31, 2013. The Board of Directors believes that it is desirable to extend the Bonus Plan, including the material terms of the performance goals under the Bonus Plan, in order to attract, motivate and retain key employees of the Company and its subsidiaries, including key employees of corporations or businesses that are acquired by the Company and to preserve the deductibility of payments made to executive officers.

In addition, the Board of Directors is also submitting the Bonus Plan to the stockholders of the Company to re-approve the performance goals under the Bonus Plan so that certain incentive awards granted under the Bonus Plan to executive officers of the Company may qualify as exempt performance-based compensation under Section 162(m) of the Code, which otherwise generally disallows the corporate tax deduction for certain compensation paid in excess of $1,000,000 annually to each of the chief executive officer and the three other most highly paid executive officers of publicly held companies (other than the chief financial officer). Section 162(m) of the Code generally requires such performance goals to be approved by stockholders every five years.

The following description of the Bonus Plan, as amended, is a summary of its principal provisions and is qualified in its entirety by reference to the Bonus Plan, as amended by Amendment No. 1, Amendment No. 2 and Amendment No. 3. The Bonus Plan and Amendment No. 1 to the Bonus Plan are incorporated by reference from our definitive 2004 Proxy Statement on Schedule 14A, filed on April 27, 2004. Amendment No. 2 to the Bonus Plan is incorporated by reference from our Annual Report on Form 10-K for the fiscal year ended December 27, 2008 filed on February 24, 2009. A copy of Amendment No. 3 to the Bonus Plan is attached hereto as Exhibit B.

Description of Bonus Plan

The purpose of the Bonus Plan is to provide annual incentives to certain key executives in a manner designed to reinforce the Company’s performance goals; to strengthen the Company’s “pay for performance” ethic by linking a significant portion of participants’ compensation to the achievement of such goals; and to continue to attract, motivate and retain high performing executives on a competitive basis, while seeking to preserve for the benefit of the Company the associated federal income tax deduction.

Section 162(m) of the Code generally disallows a federal income tax deduction to any publicly held corporation for compensation paid in excess of $1 million in any taxable year to the chief executive officer or any of the three other most highly compensated executive officers (other than the chief financial officer) unless the compensation constitutes “performance-based compensation.” Awards under the Bonus Plan are structured to qualify as “performance-based compensation” eligible for continued deductibility. In general, to qualify as “performance-based compensation” the material terms of the performance goals must be disclosed to, and approved by, the stockholders every five years. Accordingly, the Bonus Plan is being resubmitted to stockholders to approve the extension of the Bonus Plan, including the material terms of the performance goals under the Bonus Plan, so that payments made hereunder will qualify as “performance-based compensation.”

The Bonus Plan is administered by the Compensation Committee, which consists entirely of non-employee directors who are “outside directors” under Section 162(m) of the Code. The Compensation Committee selects the key executives who are to receive awards, the target pay-out level and the performance targets. The Compensation Committee certifies the level of attainment of performance targets. All determinations of the Compensation Committee with respect to the Bonus Plan are final and binding. The expenses of administering the Bonus Plan are borne by the Company.

Participants in the Bonus Plan are eligible to receive an annual cash performance award based on attainment by the Company and/or a subsidiary, division or other operational unit of the Company of specified performance goals established for each fiscal year by the Compensation Committee. No individual may receive for any fiscal year an amount under the Bonus Plan that exceeds $5 million. Performance awards are payable as soon as administratively feasible after the year in which they are earned or, if applicable as provided in an agreement between the participant and the Company, but, in all cases, only after the Compensation Committee certifies that the performance goals have been attained. A participant and the Company may agree to defer all or a portion of a performance award in a written agreement executed prior to the beginning of the fiscal year to which the performance award relates in accordance with any deferred compensation program in effect applicable to such participant. Any deferred performance award will not increase (between the date on which it is credited to any deferred compensation program and the payment date) by a measuring factor for each fiscal year greater than the interest rate on thirty year Treasury Bonds on the first business day of such fiscal year compounded annually, as elected by the participant in the deferral agreement.

If and to the extent that the Compensation Committee determines the Company’s federal tax deduction with respect to an award under the Bonus Plan may be limited as a result of Section 162(m) of the Code, the Compensation Committee may defer such payment. In such event, the Compensation Committee will credit the amount of the award so delayed to a book account that will be adjusted to reflect gains and losses that would have resulted from the investment of such amount in any investment vehicle or vehicles selected by the Compensation Committee. The entire balance credited to the participant’s book account will be paid to the participant no later than 90 days after the participant ceases to be a “covered employee” within the meaning of Section 162(m) of the Code.

To the extent applicable, any deferral described in the preceding two paragraphs will be structured to comply with Section 409A of the Code.

Code Section 162(m) requires that performance awards be based upon objective performance measures. The performance goals under the Bonus Plan are based on one or more of the following criteria: (i) net profits, market share, revenues, operating income, income before income taxes and extraordinary items, net income, earnings before income tax, earnings before interest, taxes, depreciation and amortization or a combination of any or all of the foregoing; (ii) after-tax or pre-tax profits; (iii) operational cash flow or cash generation targets; (iv) level of, reduction of, or other specified objectives with regard to the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations; (v) earnings per share or earnings per share from continuing operations; (vi) return on capital employed or return on invested capital; (vii) after-tax or pre-tax return on stockholders’ equity; (viii) economic value added targets; (ix) fair market value of the shares of our common stock and (x) the growth in the value of an investment in our common stock assuming the reinvestment of dividends. In addition, such performance goals are based upon the attainment of specified levels of Company (or subsidiary, division, other operational unit or administrative department of the Company or any subsidiary) performance under one or more of the measures described above relative to the performance of other corporations. To the extent permitted under the Code, the Compensation Committee may (i) designate additional business criteria on which the performance goals may be based or (ii) adjust, modify or amend the aforementioned business criteria.

Currently, a bonus may not be payable under the Bonus Plan with respect to fiscal years beginning after December 31, 2009. If the proposed amendment to extend the Bonus Plan, including the material terms of the performance goals (as described above), are approved by stockholders, bonuses may be paid with respect to fiscal years after December 31, 2009, but not with respect to fiscal years beginning after December 31, 2013 and the deductibility of such bonuses will be preserved.

THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE VOTES CAST BY OUR STOCKHOLDERS IN PERSON OR REPRESENTED BY PROXY AND ENTITLED TO VOTE ON THE PROPOSED AMENDMENT AT THE ANNUAL MEETING IS REQUIRED TO APPROVE THE PROPOSED AMENDMENT OF THE BONUS PLAN. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSED AMENDMENT OF THE BONUS PLAN.

PROPOSAL 4
RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

Upon the recommendation of the Audit Committee, the Board of Directors has selected BDO Seidman as our independent registered public accounting firm for the fiscal year ending December 26, 2009, subject to ratification of such selection by the stockholders at the Annual Meeting. If the stockholders do not ratify the selection of BDO Seidman, another independent registered public accounting firm will be selected by the Board of Directors. Representatives of BDO Seidman will be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders in attendance.

Independent Registered Public Accounting Firm Fees and Pre-Approval Policies and Procedures

The following table summarizes fees billed to us for fiscal 2008 and for fiscal 2007:

	Fiscal 2008	Fiscal 2007

Audit Fees — Annual Audit and Quarterly Reviews	$3,882,610	$4,094,840
Audit-Related Fees	50,250	44,570
Tax Fees: —
Tax Advisory Services	291,870	762,140
Tax Compliance, Planning and Preparation	692,610	578,470
All Other Fees	—	—

Total Fees	$4,917,340	$5,480,020

In the above table, in accordance with the SEC’s definitions and rules, “audit fees” are fees that the Company paid to BDO Seidman for the audit of our annual financial statements included in the Form 10-K and review of financial statements included in the Form 10-Qs; for the audit of our internal control over financial reporting with the objective of obtaining reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects; and for services that are normally provided by the independent accountant in connection with statutory and regulatory filings or engagements. “Audit-related fees” are fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and internal control over financial reporting, including services in connection with employee benefit plan audits, and consultation on acquisitions. “Tax fees” are fees for tax advisory services, including tax planning and strategy, tax audits and acquisition consulting, tax compliance, tax planning and tax preparation. There were no “all other fees” in fiscal 2007 or fiscal 2008.

The Audit Committee has determined that the provision of all non-audit services by BDO Seidman is compatible with maintaining such accountant’s independence.

All fees paid by us to BDO Seidman were approved by the Audit Committee in advance of the services being performed by such independent accountants.

Pursuant to the rules and regulations of the SEC, before our independent registered accounting firm is engaged to render audit or non-audit services, the engagement must be approved by the Audit Committee or entered into pursuant to the Audit Committee’s pre-approval policies and procedures. The policy granting pre-approval to certain specific audit and audit-related services and specifying the procedures for pre-approving other services is set forth in the Amended and Restated Charter of the Audit Committee, previously filed.

THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK PRESENT IN PERSON OR REPRESENTED BY PROXY AND ENTITLED TO VOTE ON THIS MATTER AT THE ANNUAL MEETING IS REQUIRED TO RATIFY THE SELECTION OF BDO SEIDMAN AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 26, 2009. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSED SELECTION OF BDO SEIDMAN AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 26, 2009.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Role of the Audit Committee

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors, including the Company’s internal control over financial reporting, the quality of its financial reporting and the independence and performance of the Company’s independent registered public accounting firm. The Audit Committee is responsible for establishing procedures for the receipt, retention and treatment of complaints received by the Company about accounting, internal control over financial reporting or auditing matters and confidential and anonymous submission by employees of the Company of concerns about questionable accounting or auditing matters. On an ongoing basis, the Audit Committee reviews all related party transactions, if any, for potential conflicts of interest and all such transactions must be approved by the Audit Committee.

The Audit Committee is composed of three “independent directors” as that term is defined by the listing standards of The Nasdaq Stock Market, Inc. (“Nasdaq”). Each of the members of the Audit Committee are “audit committee financial experts,” as defined under the rules of the Securities and Exchange Commission (“SEC”) and, as such, each satisfy the requirements of Nasdaq’s Rule 5605(c)(2)(A). The Audit Committee operates under a written charter adopted by the Board of Directors, and that is in accordance with the Sarbanes-Oxley Act of 2002 and the rules of the SEC and Nasdaq listing standards relating to corporate governance and audit committees. The Audit Committee reviews and reassesses its charter on a periodic and as required basis.

Management has primary responsibility for the Company’s financial statements and the overall reporting process, including the Company’s disclosure controls and procedures as well as its system of internal control over financial reporting. The Company is responsible for evaluating the effectiveness of its disclosure controls and procedures on a quarterly basis and for performing an annual assessment of its internal control over financial reporting, the results of which are reported in the Company’s annual 10-K filing with the SEC.

The Company’s independent registered public accounting firm audits the annual financial statements prepared by management, expresses an opinion as to whether those financial statements fairly present the consolidated financial position, results of operations and cash flows of the Company and its subsidiaries in conformity with accounting principles generally accepted in the United States and discusses with management any issues that they believe should be raised with management. The Company’s independent registered public accounting firm also audits, and expresses an opinion on the design and operating effectiveness of the Company’s internal control over financial reporting.

The independent registered public accounting firm’s ultimate accountability is to the Board of Directors of the Company and the Audit Committee, as representatives of the Company’s stockholders.

The Audit Committee pre-approves audit, audit related and permissible non-audit related services provided by the Company’s independent registered public accounting firm. During fiscal 2008, audit and audit related fees consisted of annual financial statement and internal control audit services, accounting consultations, employee benefit plan audits and other quarterly review services. Non-audit related services approved by the Audit Committee consisted of tax compliance, tax advice and tax planning services.

The Audit Committee meets with management regularly to consider, among other things, the adequacy of the Company’s internal control over financial reporting and the objectivity of its financial reporting. The Audit Committee discusses these matters with the appropriate Company financial personnel and internal auditors. In addition, the Audit Committee has discussions with management concerning the process used to support certifications by the Company’s Chief Executive Officer and Chief Financial Officer that are required by the SEC and the Sarbanes-Oxley Act to accompany the Company’s periodic filings with the SEC.

On an as needed basis and following each quarterly Audit Committee meeting, the Audit Committee meets privately with both the independent registered public accounting firm and the Company’s internal auditors, each of whom has unrestricted access to the Audit Committee. The Audit Committee also appoints the independent registered public accounting firm, approves in advance its engagements to perform audit and any non-audit services and the fee for such services, and periodically reviews its performance and independence from management. In addition, when appropriate, the Audit Committee discusses with the independent registered public accounting firm plans for audit partner rotation as required by the Sarbanes-Oxley Act.

Review of the Company’s Audited Financial Statements for Fiscal 2008

The Audit Committee reviewed the Company’s audited financial statements for fiscal 2008 as well as the process and results of the Company’s assessment of internal control over financial reporting. The Audit Committee has also met with management, the internal auditors and BDO Seidman, LLP (“BDO Seidman”), the Company’s independent registered public accounting firm, to discuss the financial statements and internal control over financial reporting. Management has represented to the Audit Committee that the financial statements were prepared in accordance with accounting principles generally accepted in the United States, that internal control over financial reporting was effective and that no material weaknesses in those controls existed as of the fiscal year-end reporting date, December 27, 2008.

The Audit Committee has received from BDO Seidman the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and discussed with BDO Seidman their independence from the Company and its management. The Audit Committee also received reports from BDO Seidman regarding all critical accounting policies and practices used by the Company, generally accepted accounting principles that have been discussed with management, and other material written communications between BDO Seidman and management. There were no differences of opinion reported between BDO Seidman and the Company regarding critical accounting policies and practices used by the Company. In addition, the Audit Committee discussed with BDO Seidman all matters required to be discussed by statement on Auditing Standards No. 61, as amended (Communication with Audit Committees). Finally, the Audit Committee has received from, and reviewed with, BDO Seidman all communications and information concerning its audit of the Company’s internal control over financial reporting as required by the Public Company Accounting Oversight Board Auditing Standard No. 5.

Based on these reviews, activities and discussions, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for fiscal 2008.

THE AUDIT COMMITTEE
Donald J. Kabat, Chairman
Barry J. Alperin
Philip A. Laskawy

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933, as amended, or the Exchange Act, that might incorporate by reference this proxy statement or future filings made by the Company under those statutes, the Compensation Committee Report, the information in the Audit Committee Report contained under the heading “Review of the Company’s Audited Financial Statements for Fiscal 2008,” references to the Audit Committee Charter and reference to the independence of the Audit Committee members are not deemed filed with the SEC, are not deemed soliciting material and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes, except to the extent that the Company specifically incorporates such information by reference into a previous or future filing, or specifically requests that such information be treated as soliciting material, in each case under those statutes.

VOTING OF PROXIES AND OTHER MATTERS

The Board of Directors recommends that an affirmative vote be cast in favor of each of the proposals listed on the proxy card.

The Board of Directors knows of no other matter that may be brought before the meeting that requires submission to a vote of the stockholders. If any other matters are properly brought before the meeting, however, the persons named in the enclosed proxy or their substitutes will vote in accordance with their best judgment on such matters.

A complete list of stockholders entitled to vote at the Annual Meeting will be available for inspection beginning May 18, 2009 at our headquarters located at 135 Duryea Road, Melville, New York 11747.

ANNUAL REPORT ON FORM 10-K

Our Annual Report on Form 10-K for the fiscal year ended December 27, 2008 has been filed with the SEC and is available free of charge through our Internet website, www.henryschein.com. Stockholders may also obtain a copy of the Form 10-K upon written request to Henry Schein, Inc., 135 Duryea Road, Melville, New York 11747, Attn: Corporate Communications, facsimile number: (631) 843-5975. In response to such request, the Company will furnish without charge the Form 10-K including financial statements, financial schedules and a list of exhibits.

STOCKHOLDER PROPOSALS

Eligible stockholders wishing to have a proposal for action by the stockholders at the 2010 Annual Meeting included in our proxy statement must submit such proposal at the principal offices of the Company not later than December 17, 2009. It is suggested that any such proposals be submitted by certified mail, return receipt requested.

Under our Amended and Restated Certificate of Incorporation, as amended, a stockholder who intends to bring a proposal before the 2010 Annual Meeting without submitting such proposal for inclusion in our proxy statement cannot do so unless notice and a full description of such proposal (including all information that would be required in connection with such proposal under the SEC’s proxy rules if such proposal were the subject of a proxy solicitation and the written consent of each nominee for election to the Board of Directors named therein (if any) to serve if elected) and the name, address and number of shares of common stock held of record or beneficially as of the record date for such meeting by the person proposing to bring such proposal before the 2010 Annual Meeting is delivered in person or mailed to, and received by, the Company by the later of April 6, 2010 and the date that is 75 days prior to the date of the 2010 Annual Meeting.

Under the SEC’s proxy rules, proxies solicited by the Board of Directors for the 2010 Annual Meeting may be voted at the discretion of the persons named in such proxies (or their substitutes) with respect to any stockholder proposal not included in our proxy statement if we do not receive notice of such proposal on or before the deadline set forth in the preceding paragraph.

Exhibit A

AMENDMENT NUMBER TWO
TO THE
HENRY SCHEIN, INC.
1994 STOCK INCENTIVE PLAN
(As Amended and Restated Effective as of March 27, 2007)

WHEREAS, Henry Schein, Inc. (the “Company”) maintains the Henry Schein, Inc. 1994 Stock Incentive Plan (as amended and restated effective as of March 27, 2007), as amended (the “Plan”);

WHEREAS, pursuant to Section 13 of the Plan, the Company has reserved the right to amend the Plan;

WHEREAS, the Company desires to amend the Plan in certain respects; and

WHEREAS, pursuant to Section 13 of the Plan, approval by the Company’s stockholders is required with respect to certain of these amendments.

NOW, THEREFORE, the Plan is hereby amended, subject to stockholder approval (where indicated) at the 2009 annual stockholders’ meeting and effective on the date thereof, as follows:

1.	Subject to stockholder approval at the 2009 annual stockholders’ meeting and effective on the date thereof, the first sentence of Section 5(b) of the Plan is amended in its entirety to read as follows:

“Subject to adjustment as provided in this Section 5, the maximum aggregate number of Shares that may be issued pursuant to all Awards under the Plan shall be 27,079,270 Shares.”

2.	Subject to stockholder approval at the 2009 annual stockholders’ meeting and effective on the date thereof, the second sentence of Section 5(b) of the Plan is deleted in its entirety.

3.	Subject to stockholder approval at the 2009 annual stockholders’ meeting and effective on the date thereof, the sixth and seventh sentences of Section 5(b) of the Plan are deleted and replaced in their entirety with the following:

“Any Shares that have been or will be issued pursuant to Options or Stock Appreciation Rights shall be counted against the foregoing limit as one Share for every Share granted. Any Shares that are issued pursuant to Awards of Restricted Stock (including restricted stock units) granted on or after the date of the Company’s 2009 annual stockholders’ meeting shall be counted against the foregoing limit as two Shares for every Share granted. If any Shares subject to an Option or Stock Appreciation Right granted under this Plan are forfeited, cancelled, exchanged or surrendered without having been exercised in full or terminate or expire without a distribution of Shares to the Participant, the number of Shares underlying any such unexercised Award shall again be available for the purpose of Awards under the Plan as one Share for every Share granted, provided that the number of Shares covered by Class A Options shall be reduced by that number of Class A Options that are cancelled, expire or are terminated. If any Shares that were issued pursuant to Awards of Restricted Stock (including restricted stock units) granted on or after the date of the Company’s 2009 annual stockholders’ meeting are forfeited for any reason, two Shares for every Share granted shall again be available for the purpose of Awards under the Plan.”

4.	Effective upon the approval of the stockholders at the 2009 annual stockholders’ meeting of the amendments set forth herein, the following sentence is hereby added to the end of Section 5(b) of the Plan as follows:

“Notwithstanding any other provision of the Plan to the contrary, the number of Shares available for the purpose of Awards under the Plan shall be reduced by (i) the total number of Options or Stock Appreciation Rights exercised, regardless of whether any of the Shares underlying such Awards are not actually issued to the Participant as the result of a net settlement, (ii) any Shares used to pay any Purchase Price or tax withholding obligation with respect to any Award and (iii) any Shares repurchased by the Company on the open market with the proceeds of the Purchase Price of an Option.”

1

5.	Effective upon the approval of the stockholders at the 2009 annual stockholders’ meeting of the amendments set forth herein, Section 6(f)(iii) of the Plan is amended to insert “solely with respect to an Award granted prior to the date of the Company’s 2009 annual stockholders’ meeting” at the beginning thereof.

6.	Effective upon the approval of the stockholders at the 2009 annual stockholders’ meeting of the amendments set forth herein, Section 6(f) of the Plan is amended in its entirety to insert a new subsection (iv) immediately following subsection (iii) to read as follows:

“solely with respect to an Award granted on or after the date of the Company’s 2009 annual stockholders’ meeting, the consummation of a Corporate Transaction or, if consummation of such Corporate Transaction is subject to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly by consummation); excluding, however, such a Corporate Transaction pursuant to which (A) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the outstanding Shares and Outstanding HSI Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction and the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors, in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the outstanding Shares and Outstanding HSI Voting Securities, as the case may be, (B) no Person (other than the Company, any employee benefit plan (or related trust) of the Company or the corporation resulting from such Corporate Transaction and any Person beneficially owning, immediately prior to such Corporate Transaction, directly or indirectly, 33% (20% with respect to Options granted prior to April 1, 2003) or more of the outstanding Shares or Outstanding HSI Voting Securities, as the case may be) will beneficially own, directly or indirectly, 33% (20% with respect to Options granted prior to April 1, 2003) or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the then outstanding securities of such corporation entitled to vote generally in the election of directors and (C) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or”

7.	Effective upon the approval of the stockholders at the 2009 annual stockholders’ meeting of the amendments set forth herein, subsection (iv) of Section 6(f) of the Plan shall be renumbered as subsection (v).

8.	Effective upon the approval of the stockholders at the 2009 annual stockholders’ meeting of the amendments set forth herein, the following sentence is hereby added to the end of Section 9(a) of the Plan as follows:

“Notwithstanding any other provision of the Plan to the contrary, effective on the date of the Company’s 2009 annual stockholders’ meeting, the Restriction Period with respect to any Award of Restricted Stock (including an Award of Restricted Stock in the form of a Restricted Stock Unit) granted on or after such date shall be no less than (A) one year, if the lapsing of restrictions is based (in whole or in part) on the attainment of one or more Performance Goals, and (B) three years, if the lapsing of restrictions is based solely on the continued performance of services by the Participant (with restrictions as to no more than 1/3rd of the Shares subject thereto lapsing on each of the first three anniversaries of the date of grant); provided, that, subject to the terms of the Plan, the Committee shall be authorized (at the time of grant or thereafter) to provide for the earlier lapsing of restrictions in the event of a Change of Control or a Participant’s retirement, death or Disability; and provided further, that, subject to the limitations set forth in Section 5(b), Awards of Restricted Stock (including Awards of Restricted Stock in the form of Restricted Stock Units) with respect to up to 5% of the total number of Shares reserved for Awards under the Plan may be granted that are not subject to the foregoing limitations.”

9.	Except as amended hereby and expressly provided herein, the Plan shall remain in full force and effect.

2

IN WITNESS WHEREOF, this amendment has been executed April 16, 2009.

HENRY SCHEIN, INC.

By:	/s/ Michael S. Ettinger
Name: Michael S. Ettinger
Title: Senior Vice President

3

Exhibit B

AMENDMENT NUMBER THREE
TO THE
HENRY SCHEIN, INC.
SECTION 162(m) CASH BONUS PLAN

WHEREAS, Henry Schein, Inc. (the “Company”) maintains the Henry Schein, Inc. Section 162(m) Cash Bonus Plan, as amended (the “Plan”);

WHEREAS, pursuant to Section 7.2 of the Plan, the Company has reserved the right to amend the Plan;

WHEREAS, pursuant to the Company’s Compensation Committee Charter, the Board delegated authority to the Compensation Committee to amend the Plan; and

WHEREAS, the Compensation Committee desires to amend the Plan to extend the term thereof.

NOW, THEREFORE, the Plan is hereby amended, effective December 31, 2009, subject to stockholder approval at the 2009 annual stockholders’ meeting, as follows:

1.	Subject to stockholder approval at the 2009 annual stockholders’ meeting, Section 7.1 of the Plan is hereby amended to add the following new paragraph to the end thereof:

‘‘(c)    The Plan is amended to extend the term to December 31, 2013, effective December 31, 2009, subject to stockholder approval at the 2009 annual stockholders’ meeting. Notwithstanding Sections 7.1(a) and 7.1(b), subject to stockholder approval of the Plan, as amended, at the 2009 annual stockholders’ meeting, a bonus may be payable under this Plan in respect to fiscal years beginning after December 31, 2009, provided that no bonus shall be payable under this Plan in respect to any fiscal year beginning after December 31, 2013.”

2.	Except as amended hereby and expressly provided herein, the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, this amendment has been executed April 16, 2009.

HENRY SCHEIN, INC.

By:	/s/ Michael S. Ettinger
Name: Michael S. Ettinger
Title: Senior Vice President

VOTE BY INTERNET OR TELEPHONE QUICK***EASY***IMMEDIATE
HENRYSCHEIN, INC. 135 DURYEA ROAD MELVILLE, NY 11747

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Henry Schein, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Henry Schein, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

PLEASE DO NOT RETURN THE CARD BELOW IF YOU VOTED ELECTRONICALLY

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	M12452	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

HENRY SCHEIN, INC.			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “ FOR “ THE FOLLOWING PROPOSALS:			0	0	0
Vote On Directors

1.	PROPOSAL TO ELECT THIRTEEN DIRECTORS FOR TERMS EXPIRING IN 2010.
	Nominees: 01) Stanley M. Bergman 02) Gerald A. Benjamin 03) James P. Breslawski 04) Mark E. Mlotek 05) Steven Paladino 06) Barry J. Alperin 07) Paul Brons	08) Margaret A. Hamburg, M.D. 09) Donald J. Kabat 10) Philip A. Laskawy 11) Karyn Mashima 12) Norman S. Matthews 13) Louis W. Sullivan, M.D.

Vote on Proposals

		For	Against	Abstain

2.	PROPOSAL TO AMEND THE COMPANY’S 1994 STOCK INCENTIVE PLAN.	0	0	0

3.	PROPOSAL TO AMEND THE COMPANY’S SECTION 162(M) CASH BONUS PLAN.	0	0	0

4.	PROPOSAL TO RATIFY THE SELECTION OF BDO SEIDMAN, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 26, 2009.	0	0	0

For address changes and/or comments, please check this box and write them on the back where indicated.	0

Please sign below exactly as your name appears on this proxy. Where shares are held by joint tenants, both should sign. If signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such. If signing as a corporation, an authorized person should sign in full corporate name. If signing as a partnership, an authorized person should sign in full partnership name.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

PLEASE SUBMIT YOUR PROXY TODAY!
SEE REVERSE SIDE
FOR THREE EASY WAYS TO SUBMIT YOUR PROXY.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report/Form 10-K Combo are available at www.proxyvote.com.
Æ FOLD AND DETACH HERE AND READ THE REVERSE SIDE Æ
M12453
HENRY SCHEIN, INC.

135 Duryea Road, Melville, New York 11747
This proxy is solicited on behalf of the Board of Directors
     The undersigned, having duly received the Notice of Annual Meeting of Stockholders and the Proxy Statement, hereby appoints Stanley M. Bergman and Michael S. Ettinger as proxies, each with the power to act alone and with the power of substitution and revocation, to represent the undersigned and to vote, as designated on the other side, all shares of common stock of Henry Schein, Inc. held of record by the undersigned on April 6, 2009, at the Annual Meeting of Stockholders to be held at 9:00 a.m. on Thursday, May 28, 2009 at the Melville Marriott Long Island, 1350 Old Walt Whitman Road, Melville, New York and at any adjournments or postponements thereof. The undersigned hereby revokes any previous proxies with respect to the matters covered by this proxy. The Board of Directors recommends a vote “FOR” the proposals listed on the reverse side.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED ON THIS PROXY BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTORS LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4.
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(Continued and to be signed on the reverse side.)	SEE REVERSE SIDE